                                                                     Exhibit B.3

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

                                  BY AND AMONG
                   PG&E CORPORATION, A CALIFORNIA CORPORATION,
           PACIFIC GAS AND ELECTRIC COMPANY, A CALIFORNIA CORPORATION,
            PG&E HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
               NEWCO ENERGY CORPORATION, A CALIFORNIA CORPORATION,
               ETRANS LLC, A CALIFORNIA LIMITED LIABILITY COMPANY,
               GTRANS LLC, A CALIFORNIA LIMITED LIABILITY COMPANY
                                       AND
         ELECTRIC GENERATION LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

                           DATED AS OF _______________

                                TABLE OF CONTENTS

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
ARTICLE I             INTERPRETATION ............................................................   2

         Section 1.01.         Definitions ......................................................   2

         Section 1.02.         References .......................................................   2

         Section 1.03.         Titles and Headings ..............................................   2

         Section 1.04.         No Strict Construction ...........................................   3

ARTICLE II            ASSET TRANSFERS ...........................................................   3

         Section 2.01.         Transfer of Assets and Assumption of Liabilities .................   3

         Section 2.02.         Documents Relating to the Transfers of Assets and
                               Assumptions of Liabilities .......................................   3

         Section 2.03.         Other Ancillary Agreements; Operating Agreements .................   4

         Section 2.04.         Reconveyance .....................................................   4

ARTICLE III           THE SEPARATION ............................................................   4

         Section 3.01.         Assignments to Newco .............................................   4

         Section 3.02.         Corporate Name and Marks; Personal Property ......................   6

         Section 3.03.         Note Issuances; Cash Payments ....................................   7

         Section 3.04.         Adjustments to Note Issuances ....................................   8

         Section 3.05.         Ancillary Agreements; Operating Agreements .......................   8

         Section 3.06.         Distribution of Shares of Newco Common Stock by
                               PG&E to Parent ...................................................   8

         Section 3.07.         Personal Property ................................................   8

ARTICLE IV            THE SPIN-OFF ..............................................................   9

         Section 4.01.         Charter; Bylaws; Rights Plan .....................................   9

         Section 4.02.         Stock Dividends by PG&E to Parent ................................   9

         Section 4.03.         Other Actions Prior to the Spin-Off ..............................   9

         Section 4.04.         Record Date and Spin-Off Date ....................................   9

         Section 4.05.         The Spin-Off .....................................................   9

         Section 4.06.         Ancillary Agreements; Operating Agreements .......................  10

ARTICLE V             CONDITIONS PRECEDENT TO THE TRANSFERS, SEPARATION AND
                      SPIN-OFF ..................................................................  10

         Section 5.01.         Conditions Precedent to the Transfers ............................  10

         Section 5.02.         Conditions Precedent to the Separation ...........................  11

         Section 5.03.         Conditions Precedent to the Spin-Off .............................  11

         Section 5.04.         Correlation of Transfer Date and Effective Date ................     12

ARTICLE VI            COVENANTS ...............................................................     12

         Section 6.01.         Transfers Not Effected as of the Specified Date;
                               Transfers Deemed Effective as of the Specified
                               Date ...........................................................     12

         Section 6.02.         No Representations and Warranties ..............................     13

         Section 6.03.         Mistaken Assignments and Assumptions; Assignments
                               and Assumptions Deemed Non-Effective ...........................     13

         Section 6.04.         Further Assurances .............................................     14

         Section 6.05.         Post-Transfer Receipts .........................................     14

         Section 6.06.         Removal of Parent as Guarantor .................................     14

ARTICLE VII           EXCHANGE OF INFORMATION; CONFIDENTIALITY                                      15

         Section 7.01.         Agreement for Exchange of Information ..........................     15

         Section 7.02.         Ownership of Information .......................................     15

         Section 7.03.         Record Retention ...............................................     15

         Section 7.04.         Limitation of Liability ........................................     16

         Section 7.05.         Production of Witnesses ........................................     16

         Section 7.06.         Joint Defense ..................................................     16

         Section 7.07.         Confidentiality ................................................     17

         Section 7.08.         Privileged Matters .............................................     18

         Section 7.09.         Waiver of Counsel Conflicts of Interest ........................     19

         Section 7.10.         Records Access Agreement .......................................     20

ARTICLE VIII          INDEMNIFICATION                                                               20

         Section 8.01.         Indemnification by PG&E ........................................     20

         Section 8.02.         Indemnification by ETrans ......................................     20

         Section 8.03.         Indemnification by GTrans ......................................     21

         Section 8.04.         Indemnification by Gen .........................................     21

         Section 8.05.         Indemnification by Parent ......................................     22

         Section 8.06.         Limitations on Indemnification Obligations .....................     22

         Section 8.07.         Procedures for Indemnification .................................     23

         Section 8.08.         Claims Between or Among Parties ................................     26

         Section 8.09.         Certain Legal Proceedings ......................................     26

                                       ii

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
         Section 8.10.     Survival of Indemnities .........................................................     27

         Section 8.11.     Contribution ....................................................................     27

         Section 8.12.     Additional Matters ...............................................................    28

         Section 8.13.     Exclusive Mechanism ..............................................................    28

         Section 8.14.     Treatment of Shared Assets .......................................................    28

         Section 8.15.     Taxes; Express Agreements ........................................................    29

ARTICLE IX   INSURANCE ......................................................................................    29

         Section 9.01.     Policies and Rights Included within Assets .......................................    29

         Section 9.02.     Claims ...........................................................................    31

         Section 9.03.     Administration; Other Matters ....................................................    35

         Section 9.04.     Return of Insurance Premiums; Retrospectively Calculated Premiums ................    35

         Section 9.05.     Allocation of Insurance Proceeds; Cooperation ....................................    36

         Section 9.06.     Reimbursement of Expenses ........................................................    38

         Section 9.07.     Insurer Insolvency or Coverage Controversy .......................................    39

         Section 9.08.     Agreement for Waiver of Conflict and Shared Defense ..............................    39

         Section 9.09.     No Modifications; Additional Insurance ...........................................    39

         Section 9.10.     Directors' and Officers' Coverage ................................................    39

ARTICLE X    DISPUTE RESOLUTION .............................................................................    40

         Section 10.01.    Agreement Dispute Resolution .....................................................    40

         Section 10.02.    Negotiation and Mediation ........................................................    40

         Section 10.03.    Arbitration ......................................................................    41

         Section 10.04.    Specific Performance .............................................................    42

         Section 10.05.    Waiver of Certain Damages ........................................................    42

ARTICLE XI   EMPLOYEE MATTERS ...............................................................................    42

         Section 11.01.    Stock Option Awards ..............................................................    42

         Section 11.02.    PG&E Retirement Plan .............................................................    43

         Section 11.03.    PG&E Postretirement Medical Plan Trust - Non-Management Retirees .................    44

         Section 11.04.    PG&E Postretirement Medical Plan Trust - Management and Non Bargaining
                           Unit Retirees ....................................................................    45

         Section 11.05.    The Pacific Gas and Electric Company
                           Postretirement Life Insurance Trust ..........    46

         Section 11.06.    Cooperation ..................................    47

ARTICLE XII  GENERAL PROVISIONS .........................................    47

         Section 12.01.    Complete Agreement ...........................    47

         Section 12.02.    Ancillary Agreements .........................    47

         Section 12.03.    Counterparts .................................    48

         Section 12.04.    Responsibility for Expenses ..................    48

         Section 12.05.    Notices ......................................    48

         Section 12.06.    Limitation on Waivers ........................    50

         Section 12.07.    Amendments and Waivers .......................    51

         Section 12.08.    Assignment ...................................    51

         Section 12.09.    Successors and Assigns .......................    51

         Section 12.10.    Termination ..................................    51

         Section 12.11.    Third Party Beneficiaries ....................    51

         Section 12.12.    Governing Law ................................    52

         Section 12.13.    Severability .................................    52

         Section 12.14.    Authority ....................................    52

         Section 12.15.    Saturdays, Sundays, Holidays, etc ............    52

         Section 12.16.    Audit Rights .................................    53

         Section 12.17.    Force Majeure ................................    53

         Section 12.18.    Survival of Agreements .......................    53

Exhibits
--------

         Exhibit A         Glossary of Terms ............................   A-1

         Exhibit B         ETrans Asset Transfer Agreement ..............   B-1

         Exhibit C         GTrans Asset Transfer Agreement ..............   C-1

         Exhibit D         Gen Asset Transfer Agreement .................   D-1

                                       iv

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                                TABLE OF CONTENTS

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
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Schedules
---------
    Schedule 2.03           Ancillary and Operating Agreements Effective on
                            Transfer Date

    Schedule 3.01(a)(vi)    Newco Contracts

    Schedule 3.01(a)(vii)   Shared Services Assets

    Schedule 3.01(a)(viii)  TES Assets

    Schedule 3.03           Cash and Notes

    Schedule 3.06           Ancillary and Operating Agreements Effective on
                            Effective Date

    Schedule 3.07(a)        Personal Property Transferred to PG&E

    Schedule 3.07(b)        Personal Property Transferred to ETrans

    Schedule 3.07(c)        Personal Property Transferred to GTrans

    Schedule 3.07(d)        Personal Property Transferred to Gen

    Schedule 4.06           Ancillary and Operating Agreements Effective on
                            Spin-Off Date

    Schedule 6.06           Parent Obligations

    Schedule 8.01           Shared Liabilities; Managing Party

    Schedule 8.09           Third Party Claims

    Schedule 8.14           Shared Assets; Managing Party

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT
                  --------------------------------------------

         THIS MASTER SEPARATION AND DISTRIBUTION AGREEMENT (this "Master
                                                                  ------
Separation Agreement") is made, as of ________________, by and among PG&E
--------------------
Corporation, a California corporation ("Parent"), Pacific Gas and Electric
                                        ------
Company, a California corporation ("PG&E"), PG&E Holdings, LLC, a Delaware
                                    ----
limited liability company ("Holdings"), Newco Energy Corporation, a California
                            --------
corporation ("Newco"), ETrans LLC, a California limited liability company
              -----
("ETrans"), GTrans LLC, a California limited liability company ("GTrans"), and
  ------                                                         ------
Electric Generation LLC, a California limited liability company ("Gen"). Parent,
                                                                  ---
PG&E, Holdings, Newco, ETrans, GTrans and Gen are individually referred to in this Master Separation Agreement as a "Party" and, collectively, as the
                                       -----
"Parties."
 -------

                                    RECITALS

         A. On April 6, 2001, PG&E commenced a case under Chapter 11 of the Bankruptcy Code.

         B. On April 19, 2002, PG&E and Parent filed with the Bankruptcy Court a proposed Plan of Reorganization (the "Plan").
                                        ----

         C. The Plan provides, among other things, for the separation of the existing businesses of PG&E so that (i) the business of electric transmission will be owned and conducted, directly or indirectly, by ETrans; (ii) the business of interstate gas transportation will be owned and conducted, directly or indirectly, by GTrans; (iii) the business of electric generation will be owned and conducted, directly or indirectly, by Gen; and (iv) the business of gas and electric distribution will be retained and conducted, directly or indirectly, by PG&E.

         D. Newco is the sole member of each of ETrans, GTrans and Gen and is a wholly owned subsidiary of PG&E.

         E. The Plan further provides that, after such separation of the businesses, PG&E will pay a dividend to Parent of all of the then outstanding shares of Newco Common Stock and Parent will thereafter pay a dividend to the holders of Parent Common Stock of all of the shares of PG&E Common Stock then owned directly by Parent.

         F. Each of the Parties has determined to set forth in this Master Separation Agreement the principal transactions to effectuate the transfers, separation and distributions contemplated by the Plan, as well as the agreements that will govern certain matters after the transfers, separation and distributions.

         In consideration of the respective representations, warranties, covenants and agreements contained in this Master Separation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, each of the Parties agrees as follows:

                                   ARTICLE I

                                 INTERPRETATION

         Section 1.01. Definitions. Capitalized terms used and not otherwise defined in this Master Separation Agreement shall have the meanings set forth in the Glossary of Terms attached as Exhibit A.
                                  ---------

         Section 1.02. References. Unless a clear contrary intention appears, in this Master Separation Agreement:

                  (a) reference to the singular shall include the plural and vice versa;

                  (b)   reference to any gender shall include all other genders;

                  (c) reference to any agreement (including this Master Separation Agreement), document or instrument shall mean that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                  (d) reference to any Article, Section, Appendix, Schedule or Exhibit shall mean Articles and Sections of, and Appendices, Schedules and Exhibits to, this Master Separation Agreement;

                  (e) "hereof," "hereby" and "herein" and words of similar meaning shall refer to this Master Separation Agreement as a whole and not to any particular Article, Section or provision of this Master Separation Agreement;

                  (f) "include," "includes" and "including" shall mean including without limiting the generality of any description preceding that term;

                  (g)   all monetary amounts shall refer to U.S. dollars;

                  (h) all accounting terms not otherwise expressly defined herein shall have the meanings given to them in accordance with GAAP;

                  (i) any provision in this Master Separation Agreement referring to an action to be taken by a Person, or an action that such Person is prohibited from taking, shall apply whether such action is taken directly or indirectly by such Person;

                  (j) any reference to a Person shall include such Person's successors and permitted assigns; and

                  (k) any reference to "days" shall refer to calendar days, not Business Days.

         Section 1.03. Titles and Headings. The table of contents hereto and titles and headings of Articles and Sections of this Master Separation Agreement and of Appendices, Schedules and Exhibits are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Master Separation Agreement.

         Section 1.04. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Master Separation Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this Master Separation Agreement or any of the documents delivered pursuant hereto, this Master Separation Agreement and such documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Master Separation Agreement or such documents.

                                   ARTICLE II

                                 ASSET TRANSFERS

         Section 2.01.   Transfer of Assets and Assumption of Liabilities.

                (a)      ETrans. Effective as of the Transfer Date, (i) PG&E
                         ------
shall transfer, convey, assign and deliver to ETrans all of PG&E's right, title and interest in and to the ETrans Assets and (ii) ETrans shall assume and agree to pay, perform and discharge the ETrans Liabilities in accordance with their respective terms.

                (b)      GTrans. Effective as of the Transfer Date, (i) PG&E
                         ------
shall transfer, convey, assign and deliver to GTrans all of PG&E's right, title and interest in and to the GTrans Assets and (ii) GTrans shall assume and agree to pay, perform and discharge the GTrans Liabilities in accordance with their respective terms.

                (c)      Gen. Effective as of the Transfer Date, (i) PG&E shall
                         ---
transfer, convey, assign and deliver to Gen all of PG&E's right, title and interest in and to the Gen Assets and (ii) Gen shall assume and agree to pay, perform and discharge the Gen Liabilities in accordance with their respective terms.

                (d)      Designation of Subsidiary. Each of ETrans, GTrans and
                         -------------------------
Gen shall be entitled to designate prior to the Effective Date one or more Subsidiaries to which any Assets are to be transferred pursuant to this Section 2.01; provided, that such designation is consistent with the Plan; and provided,
      --------                                                         --------
further, that no such designation and transfer shall relieve ETrans, GTrans or
-------
Gen, as the case may be, of the Liabilities assumed.

         Section 2.02. Documents Relating to the Transfers of Assets and Assumptions of Liabilities.

                (a)      ETrans. The assignment, transfer and conveyance of the
                         ------
ETrans Assets and the assumption of the ETrans Liabilities shall be effected by the execution and delivery by PG&E and ETrans (and, if applicable, any Subsidiary of ETrans) of one or more ETrans Asset Transfer Agreements. PG&E and ETrans (and, if applicable, such Subsidiary of ETrans) also shall execute and deliver such other Conveyancing and Assumption Instruments as may be necessary or desirable to evidence the assignment, transfer and conveyance of the ETrans Assets to ETrans (and, if applicable, such Subsidiary of ETrans) and the assumption of the ETrans Liabilities by ETrans (and, if applicable, such Subsidiary of ETrans).

                (b)      GTrans. The assignment, transfer and conveyance of the
                         ------
GTrans Assets and the assumption of the GTrans Liabilities shall be effected by the execution and delivery by PG&E and GTrans (and, if applicable, any Subsidiary of GTrans) of one or more GTrans Asset Transfer Agreements. PG&E and GTrans (and, if applicable, such Subsidiary of GTrans) also shall execute and deliver such other Conveyancing and Assumption Instruments as may be necessary or desirable to evidence the assignment, transfer and conveyance of the GTrans Assets to GTrans (and, if applicable, such Subsidiary of GTrans) and the assumption of the GTrans Liabilities by GTrans (and, if applicable, such Subsidiary of GTrans).

                (c)      Gen. The assignment, transfer and conveyance of the Gen
                         ---
Assets and the assumption of the Gen Liabilities shall be effected by the execution and delivery by PG&E and Gen (and, if applicable, any Subsidiary of Gen) of one or more Gen Asset Transfer Agreements. PG&E and Gen (and, if applicable, such Subsidiary of Gen) also shall execute and deliver such other Conveyancing and Assumption Instruments as may be necessary or desirable to evidence the assignment, transfer and conveyance of the Gen Assets to Gen (and, if applicable, such Subsidiary of Gen) and the assumption of the Gen Liabilities by Gen (and, if applicable, such Subsidiary of Gen).

         Section 2.03. Other Ancillary Agreements; Operating Agreements. Effective as of the Transfer Date, each of the Parties shall execute and deliver all Ancillary Agreements and Operating Agreements to which it will be a party that are designated on Schedule 2.03 to become effective as of the Transfer
                       -------------
Date.

         Section 2.04. Reconveyance. If, after the Transfers are consummated, the Effective Date shall not have occurred on or before the earliest of (a) the date required by applicable Law, (b) January 1, 2003 (or such other date as may be provided in an amendment to the Plan), or (c) such other date as the Parties may agree in writing, then the Parties shall take all such actions as Parent and PG&E deem necessary or desirable to cause all or a portion of the Assets assigned, transferred, conveyed and delivered by PG&E pursuant to this Master Separation Agreement and the Ancillary Agreements to be reconveyed to PG&E, and to cause all or a portion of the Liabilities assumed pursuant to this Master Separation Agreement and the Ancillary Agreements to be reassumed by PG&E, subject to compliance with applicable Laws and orders of the Bankruptcy Court and subject to receipt of any required Consents.

                                  ARTICLE III

                                 THE SEPARATION

         Section 3.01.   Assignments to Newco.

                (a)      Assignment of Proceeds; Claims; and Other Property.
                         --------------------------------------------------
PG&E hereby conveys, transfers and assigns to Newco, effective as of the Effective Date, and Newco hereby accepts, effective as of the Effective Date, the following (collectively, the "Newco Assets"):
                                  ------------

                         (i)  all of PG&E's right, title and interest in and to
an amount equal to 95% of the Net After-Tax Proceeds of the Rate Recovery Litigation (the "Newco Rate Recovery Amount");
                 --------------------------

                         (ii)    all of PG&E's right, title and interest in and
to the BFM Contract Seizure Claim;

                         (iii)   all of PG&E's right, title and interest in and
to the Claims Against the State;

                         (iv)    all of PG&E's right, title and interest in and
to the common stock of Calaska and all of PG&E's right, title and interest in and to that certain note issued July 1, 1995 by Calaska in favor of PG&E;

                         (v)     all of PG&E's right, title and interest in and
to the common stock of Pacific Gas Properties Company and all of PG&E's right, title and interest in and to that certain note issued July 1, 1995 by Pacific Gas Properties Company in favor of PG&E and Pacific Properties;

                         (vi)    all of PG&E's right, title and interest in and
to the agreements set forth on Schedule 3.01(a)(vi) (the "Newco Contracts");
                               --------------------       ---------------

                         (vii)   all of PG&E's right, title and interest in and
to the Assets set forth on Schedule 3.01(a)(vii) (the "Shared Services Assets");
                           ---------------------       ----------------------
and

                         (viii)  all of PG&E's right, title and interest in and
to the Assets set forth on Schedule 3.01(a)(viii) (the "TES Assets").
                           ----------------------       ----------

                (b)      Assumption of Liabilities. Newco hereby assumes,
                         -------------------------
effective as of the Effective Date, and agrees to pay, perform and discharge (i) all Liabilities arising out of, relating to or resulting from the Newco Contracts from and after the Effective Date in accordance with their respective terms and (ii) all Liabilities arising out of, relating to or resulting from the Shared Services Assets and the TES Assets regardless of whether such Liabilities arose before, on or after the Effective Date, in each case, in accordance with their respective terms (collectively the "Newco Liabilities"). Notwithstanding
                                          -----------------
the foregoing, the Newco Liabilities shall not include Liabilities that are Allowed Claims other than Allowed Environmental Claims, Allowed Fire Suppression Claims, Allowed Pending Litigation Claims, Allowed Tort Claims and Allowed Workers' Compensation Claims specifically transferred hereunder.

                (c)      Right to Designate Subsidiary. Notwithstanding Section
                         -----------------------------
3.01(a), Newco shall be entitled to designate prior to the Effective Date one or more Subsidiaries to which the assignments provided for in Section 3.01(a) shall be effected; provided, that such designation is consistent with the Plan; and
             --------
provided, further, that no such designation and assignment shall relieve Newco
--------  -------
of any Liabilities assumed.

                (d)      Control of Litigation; Payments to Newco; No Sale or
                         ----------------------------------------------------
Assignment.
----------

                         (i)     PG&E shall be entitled to control and direct
the prosecution and settlement of the Rate Recovery Litigation and all related Actions and other proceedings and to control and direct the recovery in retail electric rates of any monetary recovery resulting from the Rate Recovery Litigation, including the amortization of any regulatory asset resulting from the Rate Recovery Litigation; provided, that (A) PG&E shall consult with Newco
                              --------
prior to taking, or
determining not to take, actions in respect of the Rate Recovery Litigation or any such related Action or proceedings and shall not take or omit to take any action to which Newco reasonably and timely objects, (B) PG&E shall not settle or compromise the Rate Recovery Litigation without the prior written consent of Newco, which consent shall not be unreasonably withheld or delayed, and (C) PG&E shall not propose to the CPUC or any other party interested in retail electric rates or agree to any method of recovery in retail electric rates without the prior written consent of Newco, which consent shall not be unreasonably withheld or delayed.

          (ii) PG&E shall initially pay 95% of all Costs of the Rate Recovery Litigation and Newco shall initially pay 5% of all Costs of the Rate Recovery Litigation. Within 30 days after the end of each calendar quarter following the Effective Date, PG&E and Newco shall determine the aggregate Costs of the Rate Recovery Litigation, and PG&E or Newco, as the case may be, shall reimburse the other if and to the extent the amount of Costs it paid during such period was less than the percentage provided in this Section 3.01(d)(ii).

          (iii) The Costs of the Rate Recovery Litigation after giving effect to the reimbursements described in Section 3.01(d)(ii), shall be reimbursed to PG&E and Newco prior to the payment of any Net After-Tax Proceeds of the Rate Recovery Litigation under this Section 3.01, with each of PG&E and Newco receiving its pro rata share of any reimbursement.

          (iv) Payments of the Newco Rate Recovery Amount to Newco (or any Subsidiary to which the Newco Rate Recovery Amount has been assigned) shall be made monthly, within 30 Business Days after the end of each such month and shall be computed based on the estimated Net Proceeds of the Rate Recovery Litigation and the estimated Costs of the Rate Recovery Litigation to the end of such month and on the estimated Tax Rate and based on prior actual payments of the Newco Rate Recovery Amount. Each calendar year, a reconciliation shall be made to determine the actual amounts due Newco in respect of the Newco Rate Recovery Amount for such calendar year not later than 15 Business Days after the receipt of the independent accountant's report on PG&E's financial statements for such year. Any additional Newco Rate Recovery Amount determined to be owed to Newco in respect of such calendar year or any excess Newco Rate Recovery Amount determined to have been paid to Newco in respect of such calendar year as a result of such reconciliation shall be added to the next payment made to Newco or deducted from the next payment (or payments, if necessary) to Newco, respectively, following completion of such reconciliation.

          (v) Newco shall not sell, dividend, pledge or otherwise transfer any part of the Newco Rate Recovery Amount at any time prior to the occurrence of a Litigation Transfer Event. A "Litigation Transfer Event" shall occur if the
                              -------------------------
Long-Term Notes of each of ETrans, GTrans and Gen trade at or above par for 30 days (which need not be consecutive days and which need not be the same days for each issue of the Long-Term Notes) during any 60 Business Day period.

     Section 3.02.   Corporate Name and Marks; Personal Property.

          (a)  Trademark Assignment. Effective as of the Effective Date, Parent
               --------------------
shall execute and deliver to PG&E the Trademark Assignment.

          (b)  Trademark and Service Mark License Agreement.  Effective as of
               --------------------------------------------
the Effective Date, Parent and PG&E shall execute and deliver the Trademark and Service Mark License Agreement.

          (c)  Removal of Name and Marks. Except as otherwise specifically
               -------------------------
provided in the Trademark and Service Mark License Agreement, in any other Ancillary Agreement or in any Operating Agreement:

               (i) as soon as reasonably practicable after the Effective Date, but in any event within one year thereafter, Parent and its Affiliates (including specifically ETrans, GTrans and Gen) will, at their own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of their respective properties or premises or on the property or premises used by them (except property or premises to be shared with PG&E or a member of the PG&E Group after the Effective Date) which refer to PG&E or which include the PG&E name, logo, or any other trademark or service mark or the name of any member of the PG&E Group; provided, that Parent and its Affiliates shall not be required to take any such action that could result in the defacing of historic buildings (whether or not designated as landmarks);

               (ii) as soon as reasonably practicable after the Effective Date, but in any event within one year thereafter, Parent and its Affiliates (including specifically ETrans, GTrans and Gen) will remove from all packaging materials, letterhead, envelopes, invoices and other communications media of any kind, all references to PG&E, including the PG&E name, logo and any other trademark or service mark or name of any member of the PG&E Group (except that Parent and its Affiliates shall not be required to take any such action with respect to materials in the possession of customers, and Parent and its Affiliates may, until the first anniversary of the Effective Date, continue to use existing stock and supplies), and following the first anniversary of the Effective Date neither Parent nor any of its Affiliates nor any member of the Parent Group shall use or display the PG&E name, logo or other trademarks or service marks or name of any member of the PG&E Group without the prior written consent of PG&E; and

               (iii) the one-year periods for removal set forth in Sections 3.02(c)(i) and 3.02(c)(ii) may be extended with the written consent of PG&E, which consent shall not be unreasonably withheld.

     Section 3.03.  Note Issuances; Cash Payments.

          (a)  ETrans. Effective as of the Effective Date, ETrans shall issue to
               ------
PG&E the ETrans Long-Term Notes in the principal amount set forth on Schedule
                                                                     --------
3.03 and pay PG&E the amount of Cash set forth on Schedule 3.03.
----                                              -------------

          (b)  GTrans. Effective as of the Effective Date, GTrans shall issue to
               ------
PG&E the GTrans Long-Term Notes in the principal amount set forth on Schedule
                                                                     --------
3.03 and pay PG&E the amount of Cash set forth on Schedule 3.03.
----                                              -------------

          (c)  Gen. Effective as of the Effective Date, Gen shall issue to PG&E
               ---
the Gen Long-Term Notes and the Gen QUIDS Long-Term Notes in the principal amounts set forth on Schedule 3.03 and pay PG&E the amount of Cash set forth on
                     -------------
Schedule 3.03.
-------------

     Section 3.04.  Adjustments to Note Issuances.

          (a)  Shortfall in Long-Term Notes. If the amounts of Long-Term Notes
               ----------------------------
issued by ETrans, GTrans and Gen pursuant to Section 3.03 are less than the amounts of Long-Term Notes necessary to satisfy the Allowed Claims required to be satisfied by Long-Term Notes under the Plan (a "Long-Term Notes Shortfall"),
                                                   -------------------------
then each of ETrans, GTrans and Gen shall issue to PG&E, as promptly as practicable after notice to each such Party by PG&E, Long-Term Notes in a principal amount equal to its share of the Long-Term Notes Shortfall, which share shall be calculated by multiplying (i) the amount of the Long-Term Notes Shortfall by (ii) a fraction, the numerator of which is the amount of the Long-Term Notes to be issued by such Party set forth on Schedule 3.03 and the
                                                        -------------
denominator of which is the aggregate amount of the Long-Term Notes to be issued by ETrans, GTrans and Gen set forth on Schedule 3.03 ("Additional Long-Term
                                       -------------   ---------------------
Notes"). At the time that ETrans, GTrans and Gen issue Additional Long-Term
-----
Notes to PG&E to cover any Long-Term Notes Shortfall, they shall each pay in Cash to PG&E an amount equal to the interest that would have accrued on their respective Additional Long-Term Notes from the Effective Date to the date of issuance of such Additional Long-Term Notes, as if such Additional Long-Term Notes had been issued on the Effective Date.

          (b)  Excess Long-Term Notes. If the amounts of Long-Term Notes issued
               ----------------------
by ETrans, GTrans and Gen pursuant to Section 3.03 are greater than the amounts of Long-Term Notes necessary to satisfy the Allowed Claims required to be satisfied by Long-Term Notes under the Plan, then PG&E shall, as promptly as practicable after such determination, return or cause to be returned to ETrans, GTrans and Gen the ETrans Long-Term Notes, GTrans Long-Term Notes and Gen Long-Term Notes, respectively, not needed by PG&E to satisfy the Allowed Claims required to be satisfied by Long-Term Notes under the Plan (the "Excess
                                                                 ------
Long-Term Notes"), together with any interest paid on such Excess Long-Term
---------------
Notes and any interest accrued on such interest.

     Section 3.05. Ancillary Agreements; Operating Agreements. Effective as of the Effective Date, each of the Parties shall execute and deliver all Ancillary Agreements and Operating Agreements to which it will be a party that are designated on Schedule 3.05 to become effective as of the Effective Date.
              -------------

     Section 3.06. Distribution of Shares of Newco Common Stock by PG&E to Parent. Effective on the Effective Date, but after the consummation of the transactions set forth in Sections 3.01(a), 3.01(b), 3.02(a), 3.02(b) and 3.03, PG&E shall pay a dividend to Parent of all of the issued and outstanding shares of Newco Common Stock. Holdings hereby waives any right it may have to receive any portion of such dividend and consents to the dividend of all of the issued and outstanding shares of Newco Common Stock to Parent.

     Section 3.07. Personal Property. Effective as of the Effective Date, but after the consummation of the transaction set forth in Section 3.06, Parent hereby conveys, transfers and assigns to PG&E, ETrans, GTrans and Gen all of Parent's right, title and interest in and to the Assets as set forth on Schedules 3.07(a)-(d).
--------------------

                                   ARTICLE IV

                                  THE SPIN-OFF

     Section 4.01. Charter; Bylaws; Rights Plan. On or before the Spin-Off Date, each of Parent and PG&E shall take all necessary actions so that on or before the Spin-Off (a) the Articles of Incorporation and Bylaws of PG&E shall comply with the requirements of the Plan and (b) a rights agreement complying with the description in the Disclosure Statement shall have been executed and delivered and a rights dividend declared and paid.

     Section 4.02. Stock Dividends by PG&E to Parent. On or after the Effective Date but concurrently with or before the Spin-Off, PG&E shall pay to Parent a dividend of such number of shares of PG&E Common Stock as is necessary to cause the number of shares of PG&E Common Stock held by Parent at the Spin-Off to equal the number of outstanding shares of Parent Common Stock upon which the holders thereof are entitled to receive PG&E Common Stock in the Spin-Off. Holdings hereby waives any right it may have to receive any portion of such dividend and consents to the dividend to Parent of such shares of PG&E Common Stock.

     Section 4.03.  Other Actions Prior to the Spin-Off.

          (a)   Compliance with Laws. Before the Spin-Off Date, Parent and PG&E
                --------------------
shall prepare and mail to the holders of Parent Common Stock such information concerning PG&E, the Spin-Off and such other matters as Parent shall reasonably determine are necessary or desirable (the "Information Statement"), and shall
                                           ---------------------
take such other actions as may be necessary under the Securities Act, the Exchange Act or other applicable Laws, including blue sky laws, in connection with the Spin-Off, including filing one or more registration statements under the Exchange Act for the PG&E Common Stock and the rights related thereto.

          (b)   Compliance with Listing Requirements. Before the Spin-Off Date,
                ------------------------------------
PG&E shall prepare and file, and shall use its reasonable efforts to have approved, an application for the listing of the PG&E Common Stock and the rights related thereto to be distributed in the Spin-Off on the NYSE, subject to official notice of distribution.

     Section 4.04. Record Date and Spin-Off Date. Subject to the satisfaction or waiver of the conditions set forth in Article V, the Board of Directors of Parent shall establish the Spin-Off record date, the Spin-Off Date and any appropriate procedures in connection with the Spin-Off and shall declare the Spin-Off.

     Section 4.05.  The Spin-Off.

          (a)   Duties of Parent. On or before the Spin-Off, Parent shall
                ----------------
deliver to the Agent the certificate(s) representing the shares of PG&E Common Stock owned by Parent following the stock dividend provided for in Section 4.02, endorsed in blank for the benefit of the holders of Parent Common Stock as of the Spin-Off record date, and shall instruct the Agent to distribute, on or as soon as practicable after the Spin-Off Date, to each holder of Parent Common Stock entitled thereto, one share of PG&E Common Stock for each share of Parent Common Stock then owned by such holder.

         (b)   Duties of PG&E. PG&E shall take all actions necessary to ensure
               --------------
that all shares of PG&E Common Stock distributed in the Spin-Off are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. As soon as practicable after the Spin-Off Date, PG&E shall cause the Agent to mail to the holders of Parent Common Stock entitled to receive shares of PG&E Common Stock in the Spin-Off certificates for the applicable number of shares, unless the Agent uses a book entry system of stock recordkeeping, in which event no certificates for shares of PG&E Common Stock will be issued unless a shareholder so requests. If certificates are used, PG&E shall provide, or cause to be provided, to the Agent sufficient certificates representing PG&E Common Stock in such denominations as the Agent may request in order to effect the Spin-Off.

         (c)   Unclaimed Stock or Cash. Any shares of PG&E Common Stock, or any
               -----------------------
dividends or distributions with respect to PG&E Common Stock that remain unclaimed 180 days after the Spin-Off Date shall be returned to Parent, and the Persons entitled thereto shall look only to Parent for such shares of PG&E Common Stock, and any dividends or distributions thereon, subject, in each case, to applicable escheat or other abandoned property Laws.

     Section 4.06. Ancillary Agreements; Operating Agreements. Effective as of the Spin-Off Date, each of the Parties shall execute and deliver all Ancillary Agreements and Operating Agreements to which it will be a party that are designated on Schedule 4.06 to become effective as of the Spin-Off Date.
              -------------

                                   ARTICLE V

         CONDITIONS PRECEDENT TO THE TRANSFERS, SEPARATION AND SPIN-OFF

     Section 5.01. Conditions Precedent to the Transfers. The obligations of the Parties to consummate the Transfers are subject to the satisfaction of each of the following conditions:

         (a)   Confirmation Order. A Confirmation Order in form and substance
               ------------------
acceptable to PG&E and the Parent shall have been entered by the Bankruptcy Court and shall have become a Final Order.

         (b)   Consents. Parent and PG&E shall have received all Consents,
               --------
rulings, letters, no-action letters, opinions or documents that they determine are necessary to effect the Transfers, including the consent of the FERC to the transfers of Assets by PG&E to ETrans, GTrans and Gen, the consent of the NRC to the transfer of the Diablo Canyon Power Plant by PG&E to Gen and the consent of the SEC under PUHCA.

         (c)   Actions. The actions described in Article II that are required to
               -------
be taken on or before the Transfer Date shall have been taken or waived by Parent and PG&E.

         (d)   No Prohibitions. No temporary, preliminary or permanent
               ---------------
injunction or other order, decree or ruling issued by a Governmental Authority of competent jurisdiction shall be in effect that restricts, prevents or prohibits the consummation of the Transfers or the other transactions contemplated by this Master Separation Agreement and the Ancillary Agreements, and no valid statute, rule, regulation or order promulgated or enacted by any Governmental Authority shall be in effect that, after giving effect to the Plan or the Confirmation Order, restricts, prevents or prohibits the consummation of the Transfers or the other transactions contemplated by this Master Separation Agreement or the Ancillary Agreements.

     Section 5.02. Conditions Precedent to the Separation. The obligations of the Parties to consummate the Separation are subject to the satisfaction or waiver by Parent and PG&E of each of the following conditions:

          (a) Transfers. The Transfers shall have been effected in accordance
              ---------
with the terms of this Master Separation Agreement and the Ancillary Agreements.

          (b) Consents. Parent and PG&E shall have received all Consents,
              --------
rulings, letters, no-action letters, opinions or documents that they determine are necessary to effect the Separation.

          (c) Actions. The actions described in Article III that are required to
              -------
have been taken on or before the Effective Date shall have been taken or waived by Parent and PG&E.

          (d) Effective Date. The Effective Date of the Plan shall have
              --------------
occurred.

          (e) No Prohibitions. No temporary, preliminary or permanent injunction
              ---------------
or other order, decree or ruling issued by a Governmental Authority of competent jurisdiction shall be in effect that restricts, prevents or prohibits the consummation of the Separation or the other transactions contemplated by this Master Separation Agreement and the Ancillary Agreements, and no valid statute, rule, regulation or order promulgated or enacted by any Governmental Authority shall be in effect that, after giving effect to the Plan and the Confirmation Order, restricts, prevents or prohibits the consummation of the Separation or the other transactions contemplated by this Master Separation Agreement or the Ancillary Agreements.

     Section 5.03. Conditions Precedent to the Spin-Off. The obligations of the Parties to consummate the Spin-Off are subject to the satisfaction or waiver by Parent and PG&E of each of the following conditions:

          (a) Separation. The Separation shall have been effected in accordance
              ----------
with the terms of this Master Separation Agreement and the Ancillary Agreements.

          (b) Consents. Parent and PG&E shall have received all Consents,
              --------
rulings, letters, no-action letters, opinions or documents as they determine are necessary to effect the Spin-Off.

          (c) Actions. The actions described in Article IV that are required to
              -------
be taken on or before the Spin-Off Date shall have been taken or waived by Parent and PG&E.

          (d) Listing. The shares of PG&E Common Stock and the rights related
              -------
thereto shall have been approved for listing on the NYSE, subject to official notice of distribution.

          (e) Registration. The registration of PG&E Common Stock and the rights
              ------------
related thereto under the Exchange Act shall have become effective.

          (f) No Prohibitions. No temporary, preliminary or permanent injunction
              ---------------
or other order, decree or ruling issued by a Governmental Authority of competent jurisdiction shall be in effect that restricts, prevents or prohibits the consummation of the Spin-Off or the other transactions contemplated by this Master Separation Agreement and the Ancillary Agreements, and no valid statute, rule, regulation or order promulgated or enacted by any Governmental Authority shall be in effect that, after giving effect to the Plan and the Confirmation Order, restricts, prevents or prohibits the consummation of the Spin-Off or the other transactions contemplated by this Master Separation Agreement or the Ancillary Agreements.

     Section 5.04. Correlation of Transfer Date and Effective Date. Each Party shall take such actions as are reasonably necessary to cause the Transfer Date and the Effective Date to occur on the same date, in which event the actions described in Article II that are required to be taken on or before the Transfer Date shall be deemed to have been taken or waived by Parent and PG&E prior to the actions described in Article III that are required to be taken or waived by Parent and PG&E on or before the Effective Date.

                                   ARTICLE VI

                                    COVENANTS

     Section 6.01. Transfers Not Effected as of the Specified Date; Transfers Deemed Effective as of the Specified Date. If any of the assignments, transfers or assumptions contemplated by this Master Separation Agreement or any Asset Transfer Agreement or any Conveyancing and Assumption Instrument is not consummated on or before the date specified for such assignment, transfer or assumption in this Master Separation Agreement, PG&E shall hold such Assets for the use and benefit, insofar as reasonably possible, of the Party or Parties (or, if applicable, one or more Subsidiaries thereof) entitled thereto (at the expense of the Party or Parties entitled thereto) or retain such Liabilities for the account of the Party or Parties by which such Liabilities are to be assumed (at the expense of the Party or Parties entitled thereto), as the case may be, and take such other actions as may be reasonably requested by the Party or Parties (or one or more Subsidiaries thereof) to which such Assets are to be assigned or transferred, or by which such Liabilities are to be assumed, as the case may be, in order to place PG&E and such Party or Parties, to the extent reasonably possible, in the same position as they would have been had such Assets or Liabilities been assigned, transferred or assumed as of the date otherwise specified in this Master Separation Agreement. PG&E or each such other affected Party shall make such payments as may be required so that all the benefits and burdens of any such Asset or Liability inure to the Party or Parties to which such Assets are to be assigned or transferred or by which such Liabilities are to be assumed as of the date otherwise specified for such assignment, transfer or assumption in this Master Separation Agreement. Any such assignment, transfer or assumption not consummated on the date otherwise specified in this Master Separation Agreement shall be effected as promptly as practicable thereafter.

          As of the date specified for any assignment, transfer or assumption contemplated by this Master Separation Agreement, each Party (or, as applicable, any Subsidiary of such Party) shall be deemed to have acquired (or, as applicable, retained) complete and sole beneficial ownership over all the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Master Separation

Agreement all the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party (or, after giving effect to the Separation and the Spin-Off, any Subsidiary of such Party) is entitled to acquire or required to assume pursuant to this Master Separation Agreement.

     Section 6.02. No Representations and Warranties. Except as set forth in
Section 12.14 and except as otherwise expressly provided in any Ancillary Agreement, each Party, on behalf of itself and the members of its Group, acknowledges and agrees that no Party is, in this Master Separation Agreement or in any other agreement or document contemplated by this Master Separation Agreement (including the Asset Transfer Agreements and the Conveyancing and Assumption Instruments) or otherwise, making, and has not at any time made, any representations or warranties of any kind, character or nature, express or implied, including representing or warranting to the other Parties or any member of their respective Groups in any way as to (a) the Businesses transferred or retained (including the prospects, financial and otherwise, thereof), (b) the Assets or Liabilities transferred or assumed (or those retained by PG&E) as contemplated by this Master Separation Agreement, the Asset Transfer Agreements and the Conveyancing and Assumption Instruments or any such other agreement or document, (c) any Consents required in connection with such transfers or assumptions, (d) the value or freedom from Security Interests of such Assets or as to any other matter concerning any of such Assets or Liabilities, (e) the absence of any defenses or right of set-off or freedom from counterclaim with respect to any claim or other of such Assets, including any account receivable,
(f) the existence of any defenses or right of set-off or freedom from counterclaim with respect to any Liability, or (g) the legal sufficiency of any assignment, document or instrument delivered under this Master Separation Agreement or the Ancillary Agreements (including any Conveyancing and Assumption Instrument) to convey title to any Asset or any other thing of value upon the execution, delivery or filing thereof. Notwithstanding anything to the contrary expressly provided in the Conveyancing and Assumption Instruments and unless expressly provided in any Ancillary Agreement, all such Assets shall be transferred "AS IS, WHERE IS, WITH ALL FAULTS" (and in the case of real property, by means of quitclaim or similar form of deed) and, subject to Sections 6.01 and 6.04, and Article VIII, the Party (or Subsidiary of a Party) to which any such Assets are transferred shall bear the economic and legal risks that any conveyances of such Assets shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of Security Interests.

     Section 6.03. Mistaken Assignments and Assumptions; Assignments and Assumptions Deemed Non-Effective. In addition to those assignments, transfers and assumptions accurately identified and designated by the Parties to take place, but that the Parties are not able to effect as of the date specified in this Master Separation Agreement, there may exist (a) Assets that the Parties discover were by mistake or omission assigned or transferred to the incorrect Party (or Subsidiary of a Party) or retained by PG&E notwithstanding the inclusion of such Asset under a specific Asset Transfer Agreement or Schedule to this Master Separation Agreement or (b) Liabilities that the Parties discover were by mistake or omission assumed by the incorrect Party (or Subsidiary of a Party) or retained by PG&E, notwithstanding the inclusion of such Liability under a specific Asset Transfer Agreement or Schedule to this Master Section
6.03. Separation Agreement. The affected Parties (and, if applicable, any such Subsidiary) shall take or cause to be taken all actions and do, or cause to be done, all things reasonably necessary or appropriate to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such Liabilities, to or by the appropriate Party (and/or, if applicable, the appropriate Subsidiary). PG&E or each such other affected Party shall make such payments as may be required so that all the benefits and burdens of any such Asset or Liability inure to the correct Party or Parties as if such assignment, transfer or assumption had been effected at the date that would have been specified in this Master Separation Agreement for the assignment, transfer or assumption of such Asset or Liability had it been accurately identified and designated by the Parties. To the extent that any transfer or re-transfer of Assets and/or the assumption or re-assumption of Liabilities occurs pursuant to this Section 6.03, the Party that mistakenly acquired such Assets shall be deemed never to have received complete and sole beneficial ownership over such Assets, or any rights, powers and privileges incident thereto and the Party that mistakenly assumed such Liabilities shall be deemed never to have assumed such Liabilities, or any duties, obligations or responsibilities incident thereto. If the Parties disagree as to whether a mistake or omission was made in the assignment, transfer or assumption of an Asset or Liability, the procedures for dispute resolution set forth in Article X shall apply.

     Section 6.04. Further Assurances. In addition to the actions otherwise expressly provided in this Master Separation Agreement and the Ancillary Agreements, each Party shall use its reasonable efforts to (a) execute and deliver, or cause to be executed and delivered, such instruments and documents and take, or cause to be taken, such further or other actions as any other Party may reasonably request to effectuate the purposes of this Master Separation Agreement and the Ancillary Agreements and to carry out the terms hereof and thereof, and (b) take or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary or appropriate under applicable Laws, agreements or otherwise to consummate and make effective the transactions contemplated by this Master Separation Agreement and the Ancillary Agreements, including entering into amendatory agreements and making any filings and applications necessary or appropriate in order to consummate the transactions contemplated by this Master Separation Agreement and the Ancillary Agreements.

     Section 6.05. Post-Transfer Receipts. Except as specifically set forth in any Ancillary Agreement or Operating Agreement, each Party shall promptly transfer, or cause to be transferred, to the appropriate other Party any property it or a member of its Group receives that is an Asset of such other Party or member of such other Party's Group. Without limiting the foregoing, funds received by a Party or a member of its Group upon payment of accounts receivable that belong to another Party or a member of such other Party's Group shall be transferred to the other Party or such member of its Group as soon as practicable (but in no event later than 90 days) after receipt of such funds.

     Section 6.06. Removal of Parent as Guarantor. PG&E shall use its best efforts to have, on or before the Effective Date or as soon as practicable thereafter, Parent removed as guarantor of, or obligor under the obligations set forth on Schedule 6.06. If PG&E is unable to obtain, or cause to be obtained,
         -------------
any such removal, or Liabilities arise from and after the Effective Date but before Parent is removed as guarantor or obligor, then PG&E shall indemnify Parent for all Liabilities incurred by Parent in its capacity as guarantor or obligor. Without limiting the foregoing, PG&E shall reimburse Parent as soon as practicable (but in no event later than 30 days) following receipt of notice of any payment made by Parent in respect of such Liabilities.

                                  ARTICLE VII

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

     Section 7.01. Agreement for Exchange of Information.

          (a) General; Compensation. Except as provided in Section 7.01(b), each
              ---------------------
Party shall provide, or cause to be provided, to any other Party or member of its Group, as soon as reasonably practicable after written request therefor to the applicable Party, any Information that relates to the period before the Effective Date in the possession or under the control of the providing Group that the requesting Party or a member of the requesting Party's Group reasonably requires (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable Laws) by a Governmental Authority; (ii) for use in any Action or in connection with any Third Party Claim, or in order to satisfy any audit, accounting, claims, regulatory, litigation, Tax or other similar requirement if such requested Information is relevant to such Action, Third Party Claim, audit, accounting claim, regulatory litigation, Tax or other requirement or if it may lead to the discovery of relevant Information; or (iii) to comply with its obligations under this Master Separation Agreement or any Ancillary Agreement; provided, however,
                                                             --------  -------
that no Party shall be required to furnish any Information pursuant to this
Section 7.01 if its provision would violate applicable Law, including Laws in respect of retail customer information, or agreement or waive any Privilege other than in compliance with Section 7.08. The requesting Party shall compensate the providing Party for the reasonable Costs, if any, of creating, gathering and copying such requested Information to the extent that such Costs are incurred for the benefit of the requesting Party.

          (b) Restricted Information. The provisions of this Section 7.01 shall
              ----------------------
not apply to (i) a request by PG&E for any Information created by another Party or a member of its Group after the Effective Date; (ii) a request by another Party to PG&E for any Information created by PG&E or a member of its Group after the Effective Date; (iii) a request by PG&E for any Information of another Party or a member of its Group directly or indirectly related to an Action by PG&E against that Party or a member of that Party's Group (which shall be governed by Article X); and (iv) a request to PG&E by another Party for any Information of PG&E or a member of its Group directly or indirectly related to an Action by such Party or a member of such Party's Group against PG&E (which shall be governed by Article X).

     Section 7.02. Ownership of Information. Any Information that is owned by a member of one Group that is provided to a member of another Group pursuant to
Section 7.01 shall be deemed to remain the property of the providing Person and nothing contained in this Master Separation Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

     Section 7.03. Record Retention. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Master Separation Agreement and the Ancillary Agreements, each Party shall use and cause each member of its Section 7.03. Group to use its reasonable efforts to retain all Information in its possession or control on the Effective Date substantially in accordance with the record retention policies of PG&E in effect on the Effective Date. Subject to the foregoing, no Party shall destroy, or permit any member of its Group to destroy, any Information which another Party may have the right to obtain pursuant to this Master Separation Agreement or the Ancillary Agreements before the fourth anniversary of the Effective Date without first using its reasonable efforts to notify any affected Party of the proposed destruction and giving the affected Party the opportunity to take possession of such Information at the affected Party's expense prior to such destruction; provided, however, that in
                                                    --------  -------
the case of any Information relating to Taxes such period shall be extended to the expiration of the statute of limitations provided by applicable Law giving effect to any extensions thereof of which a Party or any member of its Group has received notice.

     Section 7.04. Limitation of Liability. No Party or member of its Group shall have any liability to any other Party or member of its Group in the event that any Information exchanged or provided pursuant to this Master Separation Agreement is found to be inaccurate in the absence of willful misconduct by the Party or member of its Group providing such Information in the furnishing thereof to the requesting Party. No Party or member of its Group shall have any liability to any other Party or member of its Group if any Information required to be retained is destroyed after reasonable efforts by such Party or member of its Group to comply with the provisions of Section 7.03.

     Section 7.05. Production of Witnesses.

          (a) Actions. Except in the case of an Action by one Party against
              -------
another Party (which shall be governed by Article X), for three years after the Effective Date, each Party shall use its reasonable efforts to make available, or cause to be made available, to each other Party or member of its Group, upon written request therefor to the applicable Party, the former, current and future directors, officers, employees, other personnel and agents of the members of its Group as witnesses, to the extent that any such Person (giving consideration to the business demands of any such Person) may reasonably be required in connection with any Action, including an Action in respect of a Shared Asset, in which the requesting Party may be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought under this Master Separation Agreement or any Ancillary Agreement. Subject to the provisions of this Master Separation Agreement with respect to indemnification and the treatment of Shared Assets, the requesting Party shall bear all reasonable expenses in connection therewith.

          (b) Third Party Claims. If an Indemnifying Party chooses to defend or
              ------------------
to seek to compromise or settle any Third Party Claim, each other Party shall use its reasonable efforts to make available or cause to be made available, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses, to the extent that any such Person (giving consideration to the business demands of any such Person) may reasonably be required in connection with such defense, compromise or settlement, and shall otherwise cooperate in such defense, settlement or compromise. The Indemnifying Party shall bear all reasonable expenses in connection therewith.

     Section 7.06. Joint Defense. In connection with any Action against two or more of the Parties or the members of their respective Groups or in connection with any matter contemplated by Section 7.08, the affected Parties and any applicable members of their Groups shall enter into a mutually acceptable joint defense or common interest agreement as necessary in respect of the Action or with regard to specific claims so as to maintain or confirm to the extent practicable any applicable Privilege of any member of any Group or otherwise defend or prosecute such Action or claim.

     Section 7.07. Confidentiality.

          (a) Requirements. Subject to Sections 7.07(b) and 7.07(c), each Party
              ------------
shall and shall cause the members of its Group and its and their Representatives to treat all Information concerning each other Group that is either in its possession as of the Effective Date or furnished by any other Group or its Representatives pursuant to this Master Separation Agreement or any Ancillary Agreement with at least the same degree of care that applies to Information of PG&E of a similar nature pursuant to PG&E policies in effect on the Effective Date, and shall not release or disclose any such Information that is of a proprietary or confidential nature pursuant to such PG&E policies, or permit any such Information that is of a proprietary or confidential nature pursuant to such PG&E policies to be released or disclosed, except to members of its respective Group and its and their Representatives with a bona fide need to know such Information; provided, however, that if the Information is proprietary or
                  --------  -------
confidential such Party shall inform each such Representative of the proprietary or confidential nature of the Information, and shall be responsible for any breach of such provisions by its Representatives. For purposes of this Section 7.07, the Parent Group shall include the ETrans Group, the GTrans Group and the Gen Group so long as ETrans, GTrans and Gen are Subsidiaries of Parent. Further, no Party shall use, or permit the members of its Group to use, Information of another Group if its use would violate applicable Law.

(b) Exceptions. Notwithstanding Section 7.07(a), a Group shall not be
    ----------
required to hold in confidence or to prevent the release or disclosure of, any Information of a proprietary or confidential nature of any other Group to the extent that (i) such Information could be disclosed pursuant to PG&E policies in effect on the Effective Date, (ii) such Information is in or enters the public domain through no fault of such Group or its Representatives, (iii) such Information is later lawfully acquired from other sources by such Group (which sources are not themselves bound by a confidentiality obligation), (iv) such Information is independently generated without reference to any proprietary or confidential Information of another Party, or (v) this Master Separation Agreement, any Ancillary Agreement or any Operating Agreement otherwise permits the release or disclosure of such Information by such Group.

          (c) Protective Arrangements. In the event that any Party or any member
              -----------------------
of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other Party (or any member of any other Party's Group) that is subject to the non-disclosure provisions of this Master Separation Agreement, such Party shall notify the affected Party prior to disclosing or providing such Information (or permitting a member of its Group to disclose or provide such Information) and shall cooperate (or cause the members of its Group to cooperate), at the expense of the affected Party, in seeking any reasonable protective arrangements requested by such affected Party; provided, that nothing
                                                          --------
in this Section 7.07(c) shall require a Person to subject itself to sanctions in connection with any compelled disclosure. If no protective arrangement is obtained, the Person that received such request may thereafter disclose or provide Information to the extent (but only to the extent) required by Law (as so advised by counsel) or by lawful process or such Governmental Authority.

     Section 7.08. Privileged Matters.

          (a) Privileged Information. Each Party shall (and shall cause each
              ----------------------
member of its Group to) use its best efforts to maintain, preserve, protect and assert all applicable privileges or confidentiality protections against disclosure (including the attorney-client privilege, the attorney work product protection and the self-evaluation privilege) that apply to any books and records or other Information of any member of any other Group relating to any period before the Effective Date ("Privilege" or "Privileges"). Each Party shall
                                   ---------      ----------
use its best efforts not to waive (or permit any member of its Group to waive) any such Privilege that could be asserted under applicable Law except in accordance with this Section 7.08. PG&E shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of any and all Privileges that relate exclusively to the PG&E Business or to the PG&E Liabilities; ETrans shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of all Privileges that relate exclusively to the ETrans Business or to the ETrans Liabilities; GTrans shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of all Privileges that relate exclusively to the GTrans Business or to the GTrans Liabilities; Gen shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver, of all Privileges that relate exclusively to the Gen Business or to the Gen Liabilities; and Newco shall be entitled in perpetuity to require the assertion, or to decide whether to consent to the waiver of, all Privileges that relate exclusively to the Newco Assets or the Newco Liabilities.

          (b) Shared Privilege. All Privileges relating to any claims,
              ----------------
proceedings, litigation, disputes, or other matters that involve two or more of the Parties in respect of which two or more of such Parties retain any responsibility or liability under this Master Separation Agreement or any Ancillary Agreement shall be deemed subject to a shared Privilege (a "Shared
                                                                      ------
Privilege") between or among them.
---------

              (i) No Party may waive any Privilege that could be asserted under any applicable Law and in which any other Party has a Shared Privilege, without the written consent of the other Party or Parties.

              (ii) If a dispute arises between or among any of the Parties or members of their Groups regarding whether a Shared Privilege should be waived to protect or advance the interest of any Party, each Party shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Parties and the members of their Groups, and shall not unreasonably withhold consent to any request for waiver by another Party. Each Party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

          (c) Compelled Disclosure. Upon receipt by any Party or by any member
              --------------------
of its Group of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a Shared Privilege or as to which another Party has the sole right under this Master Separation Agreement to assert a Privilege, or if any Party obtains knowledge that any of its or any member of its Group's current or former directors, officers, employees or Representatives has received any subpoena, discovery or other request which arguably calls for the production or disclosure of such Privileged Information, such Party shall promptly notify the other applicable Party or Parties of the existence of the request and shall provide the other Party or Parties a reasonable opportunity to review the Privileged Information. The Party receiving the request for disclosure shall make all appropriate objections to preserve the Privilege and work product protection of the Privileged Information sought, at the expense of the Party or Parties entitled to assert such Privilege. Unless the other Party or Parties to the Shared Privilege consents in writing, the Party receiving the request shall not disclose the Privileged Information except upon order of a court or agency having the authority to issue such a compelled disclosure.

          (d) No Waiver. The Parties understand and agree that the transfer of
              ---------
any books and records or other Information among the Parties and their respective Groups shall be made in reliance on the agreements of the Parties, as set forth in Section 7.07 and this Section 7.08, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to Information being granted pursuant to Section 7.01, the agreement to provide witnesses and individuals pursuant to Section 7.05 and the transfer of Privileged Information to any Party pursuant to this Master Separation Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 7.08 or otherwise. Nothing in this Master Separation Agreement shall operate to reduce, minimize or condition the rights granted to each Party in, or the obligations imposed upon each Party by, this Section 7.08.

     Section 7.09. Waiver of Counsel Conflicts of Interest.

          (a) Counsel. The Parties acknowledge that from and after the Effective
              -------
Date, the attorneys and legal staffs employed by Parent, PG&E and their Affiliates may be employed variously by Newco, ETrans, GTrans, Gen, Parent or PG&E (collectively, "In-House Counsel"). The Parties further acknowledge that
                     ----------------
prior to the date of this Master Separation Agreement, outside legal counsel have provided legal services to Parent, PG&E and their Affiliates ("Outside
                                                                    -------
Counsel"). It is essential to the Parties that they (and the members of their
-------
Groups) be able to utilize, without impairment or restriction, the services of In-House Counsel and Outside Counsel (collectively, "Counsel") with their
                                                     -------
substantial expertise from and after the Effective Date.

          (b) Waiver of Conflicts. The Parties understand that from time to time
              -------------------
disputes may arise between and among them or the members of their Groups that concern or relate to matters that Counsel may have addressed (and may therefore possess confidential Information) during their engagement by or employment with Parent, PG&E or their Affiliates before the Effective Date. The Parties are uniquely situated and well informed of the nature of these potential disputes, and of the conflicts that may arise from them, and the consequences of the waiver of any such conflicts. To the extent disputes arise from and after the Effective Date between or among the Parties and/or the members of their Groups, the Parties desire and hereby agree to the broadest waiver of conflicts possible under applicable Law, as between and among them and the members of their Groups, to prevent disqualification of Counsel (the "Conflict Waiver").
                                             ---------------

          (c) Disputes. If one Party to a dispute with another Party or Parties
              --------
(or members of their Groups) believes this Conflict Waiver is ineffective for any reason, then upon written notice by such Party to the other Party or Parties in the dispute, the affected Parties will use their best efforts to negotiate a further effective conflict waiver which may include establishment of an "ethical wall" where appropriate. If the Parties fail to negotiate a further effective conflict waiver or to establish an "ethical wall" where appropriate, the procedures for dispute resolution set forth in Article X shall apply, including
Section 10.03(f); provided that any award of costs and attorneys' fees shall not
                  --------
include costs and attorneys' fees of replacement counsel.

          (d) No Modification or Waiver. Nothing in this Section 7.09 is
              -------------------------
intended to modify or waive the other provisions of this Article VII.

     Section 7.10. Records Access Agreement. Notwithstanding the provisions of this Article VII, the Records Access Agreement will govern in respect of all Information that is subject to the Records Access Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.01. Indemnification by PG&E. Except as expressly provided in this Master Separation Agreement or any Ancillary Agreement, and subject to Sections
8.07 and 8.15, from and after the Effective Date, (a) PG&E shall, to the fullest extent permitted by Law, indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the ETrans Indemnitees, the GTrans Indemnitees and the Gen Indemnitees from and against any and all Indemnifiable Losses arising out of, relating to or resulting from (i) the PG&E Liabilities (including the failure of PG&E or any member of the PG&E Group to pay, perform or discharge the PG&E Liabilities); (ii) the breach by PG&E or any member of its Group of any provision of this Master Separation Agreement or any Ancillary Agreement; (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any PG&E Offering Materials or necessary to make the statements in any PG&E Offering Materials not misleading; and (iv) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any Information furnished by PG&E for inclusion in the Information Statement or necessary to make the statements in any Information furnished by PG&E for inclusion in the Information Statement not misleading, and (b) PG&E shall bear the cost of and indemnify, defend (and, where applicable pay the defense costs for) and hold harmless the Parent Indemnitees, the ETrans Indemnitees, the GTrans Indemnitees and the Gen Indemnitees from and against the percentage of the amount of the Indemnifiable Loss, as incurred, arising out of, relating to or resulting from the Shared Liabilities set forth on Schedule 8.01.
                                                      -------------

     Section 8.02. Indemnification by ETrans. Except as expressly provided in this Master Separation Agreement or any Ancillary Agreement, and subject to Sections 8.07 and 8.15, from and after the Effective Date, (a) ETrans shall, to the fullest extent permitted by Law, indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the PG&E Indemnitees, the GTrans Indemnitees and the Gen Indemnitees from and against any and all Indemnifiable Losses arising out of, relating to or resulting from (i) the ETrans Liabilities (including the failure of ETrans or any member of the ETrans Group to pay, perform or discharge the ETrans Liabilities); (ii) the breach by ETrans or any member of the ETrans Group of any provision of this Master Separation Agreement or any Ancillary Agreement; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any ETrans Offering Materials or necessary to make the statements in any ETrans Offering Materials not misleading, and (b) ETrans shall bear the cost of and indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the PG&E Indemnitees, the GTrans Indemnitees and the Gen Indemnitees from and against the percentage of the amount of the Indemnifiable Loss, as incurred, arising out of, relating to or resulting from the Shared Liabilities, if any, set forth on Schedule 8.01.
                                  -------------

          Section 8.03. Indemnification by GTrans. Except as expressly provided in this Master Separation Agreement or any Ancillary Agreement, and subject to Sections 8.07 and 8.15, from and after the Effective Date (a) GTrans shall, to the fullest extent permitted by Law, indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the PG&E Indemnitees, the ETrans Indemnitees and the Gen Indemnitees from and against any and all Indemnifiable Losses arising out of, relating to or resulting from (i) the GTrans Liabilities (including the failure of GTrans or any member of the GTrans Group to pay, perform or discharge the GTrans Liabilities); (ii) the breach by GTrans or any member of the GTrans Group of any provision of this Master Separation Agreement or any Ancillary Agreement; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any GTrans Offering Materials or necessary to make the statements in any GTrans Offering Materials not misleading, and (b) GTrans shall bear the cost of and indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the PG&E Indemnitees, the ETrans Indemnitees and the Gen Indemnitees from and against the percentage of the amount of the Indemnifiable Loss, as incurred, arising out of, relating to or resulting from the Shared Liabilities, if any, set forth on Schedule 8.01.
                                  -------------

          Section 8.04. Indemnification by Gen. Except as expressly provided in this Master Separation Agreement or any Ancillary Agreement, and subject to Sections 8.07 and 8.15, from and after the Effective Date, (a) Gen shall, to the fullest extent permitted by Law, indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the PG&E Indemnitees, the ETrans Indemnitees and the GTrans Indemnitees from and against any and all Indemnifiable Losses arising out of, relating to or resulting from
(i) the Gen Liabilities (including the failure of Gen or any member of the Gen Group to pay, perform or discharge the Gen Liabilities); (ii) the breach by Gen or any member of the Gen Group of any provision of this Master Separation Agreement or any Ancillary Agreement; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any Gen Offering Materials or necessary to make the statements in any Gen Offering Materials not misleading, and (b) Gen shall bear the cost of and indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the Parent Indemnitees, the PG&E Indemnitees, the ETrans Indemnitees and the GTrans Indemnitees from and against the percentage of the amount of the Indemnifiable Loss, as incurred, arising out of, relating to or resulting from the Shared Liabilities, if any, set forth on
Schedule 8.01.
-------------

     Section 8.05. Indemnification by Parent. Except as expressly provided in this Master Separation Agreement or any Ancillary Agreement, and subject to Sections 8.06 and 8.15, from and after the Effective Date, (a) Parent shall, to the fullest extent permitted by Law, indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the PG&E Indemnitees, the ETrans Indemnitees, the GTrans Indemnitees and the Gen Indemnitees from and against any and all Indemnifiable Losses arising out of, relating to or resulting from (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in any Information furnished by Parent for inclusion in the Information Statement or necessary to make the statements in any Information furnished by Parent for inclusion in the Information Statement not misleading and (ii) the breach by Parent or any member of the Parent Group of any provision of this Master Separation Agreement or any Ancillary Agreement, and (b) Parent shall bear the cost of and indemnify, defend (and, where applicable, pay the defense costs for) and hold harmless the PG&E Indemnitees, the ETrans Indemnitees, the GTrans Indemnitees and the Gen Indemnitees from and against the percentage of the amount of the Indemnifiable Loss, as incurred, arising out of, relating to or resulting from the Shared Liabilities set forth on Schedule 8.01.
                                                   -------------

     Section 8.06. Limitations on Indemnification Obligations.

          (a) Reductions for Insurance Proceeds and Other Recoveries. The amount
              ------------------------------------------------------
that any Party (an "Indemnifying Party"), is or may be required to pay to any
                    ------------------
other Person (an "Indemnitee") pursuant to Sections 8.01, 8.02, 8.03, 8.04 or
                  ----------
8.05, as applicable, shall be reduced by the amount of any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of the Indemnitee in respect of the related Indemnifiable Loss. The existence of a claim by the Indemnitee for monies from an insurer or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained in this Master Separation Agreement or any Ancillary Agreement and otherwise determined to be due and owing by the Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it as provided in Section 8.07(f) against an assignment by the Indemnitee to the Indemnifying Party of the claim (or, if there is more than one Indemnifying Party, then the Indemnitee shall assign each such Indemnifying Party its proportionate share based on payments received from the Indemnifying Parties of such claim of the Indemnitee for Insurance Proceeds or against such third party). Notwithstanding any other provisions of this Master Separation Agreement, it is the intention of the Parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If the Indemnitee has received a payment required by this Master Separation Agreement from the Indemnifying Party in respect of any Indemnifiable Loss and later receives Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then the Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Master Separation Agreement in respect of such Indemnifiable Loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share based on payments received from the Indemnifying Parties of such Insurance Proceeds or other amounts received).

          (b) Treatment for Tax Purposes.
              --------------------------

              (i) Any payment of Indemnifiable Loss with respect to any Liability that is expressly assumed by Newco or any Subsidiary of Newco (the "Assuming Party") hereunder shall be treated for all tax purposes as if the
 --------------
Assuming Party had directly paid the amount of such Liability. Thus, any tax deduction resulting from such payment shall be claimed by the Assuming Party and, unless directed by the Assuming Party, the Indemnified Party shall claim no tax deduction on account of such payment. Any payment of Indemnifiable Loss by PG&E shall be treated as a capital contribution by PG&E to Newco occurring immediately before the Separation on the Effective Date unless PG&E has reasonably determined that there is no reasonable basis for such treatment.

              (ii) If, notwithstanding the foregoing, there is a net Income Tax cost or Income Tax benefit to the Indemnitee resulting from the payments received from the Indemnifying Party or Indemnifying Parties or the incurrence or payment of any such Indemnifiable Loss by the Indemnitee, the amount of any Indemnifiable Loss shall be appropriately adjusted so that the amount of such Indemnifiable Loss after giving effect to Section 8.06(a) is (A) increased by the amount of all Income Taxes payable with respect to any payments received from the Indemnifying Party or Indemnifying Parties, and (B) reduced by the amount of all Income Tax benefits from the incurrence or payment of any such Indemnifiable Loss by the Indemnitee.

     Section 8.07. Procedures for Indemnification. Except as expressly provided in any Ancillary Agreement:

          (a) Notice of Third Party Claims. If a claim or demand is made against
              ----------------------------
the Indemnitee or an Action is commenced by any Person who is not a Party or a member of a Party's Group (a "Third Party Claim") for which an Indemnifying
                              -----------------
Party or Indemnifying Parties may be obligated to provide indemnification to the Indemnitee under this Master Separation Agreement or any Ancillary Agreement, the Indemnitee shall give the Indemnifying Party or Indemnifying Parties (including in the case of a Shared Liability, the Party designated on Schedule
8.01 to have management responsibility (the "Managing Party")) written notice
                                             --------------
thereof promptly (and in any event within 30 Business Days) after receipt by the Indemnitee of notice of the Third Party Claim, which notice shall describe the Third Party Claim in reasonable detail; provided, however, that no delay or
                                        --------  -------
failure by the Indemnitee to give notice shall affect the Indemnitee's right to indemnification under this Master Separation Agreement or any Ancillary Agreement, except to the extent the Indemnifying Party is actually prejudiced by such delay or failure; provided, further, that the Indemnifying Party shall not
                       --------  -------
be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice. Thereafter, the Indemnitee shall deliver to the Indemnifying Party or Indemnifying Parties, promptly (or in the case of a Shared Liability any Managing Party that has assumed the defense of such Third Party Claim pursuant to this Master Separation Agreement) and in any event within three Business Days after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to such Third Party Claim.

          (b) Defense of Third Party Claims by the Indemnifying Party. If a
              -------------------------------------------------------
Third Party Claim is made against the Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges by written notice its obligation to indemnify the Indemnitee for the Third Party Claim (which notice shall specify any reservations or exceptions), to assume the defense thereof with counsel selected by the Indemnifying Party except for Third Party Claims in respect of Shared Liabilities which shall be governed by Section 8.07(c). Except as provided in Section 8.07(d), if the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of such Third Party Claim. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense of the Third Party Claim (other than the period during which the Indemnitee failed to give notice of the Third Party Claim, except as provided in Section 8.07(d)). If the Indemnifying Party elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying Party in the defense or prosecution of any counterclaims therein.

          (c) Defense of Third Party Claims by the Managing Party. The Managing
              ---------------------------------------------------
Party for a Shared Liability shall have management and administrative responsibility for any Third Party Claim arising out of, related to or resulting from such Shared Liability (unless no Party is so designated, in which case the Managing Party shall be as agreed among the affected Parties or, if they cannot agree, Parent shall be the Managing Party). Such management and administrative responsibility shall entail the defense of such Third Party Claim, negotiation with claimants and potential claimants (subject to the limitations elsewhere in this Section 8.07) and other reasonably related activities. Unless the Managing Party is an Indemnifying Party that does not acknowledge in writing its obligations to indemnify the Indemnitee for the Third Party Claim to the extent contemplated by this Master Separation Agreement, the Managing Party may assume the defense thereof with counsel selected by such Managing Party. If the Managing Party assumes the defense of the Third Party Claim, the legal or other expenses in respect of such Third Party Claim incurred by or on behalf of the Indemnitee other than such Managing Party shall not, except as provided in
Section 7.05(b), be Indemnifiable Losses for purposes of this Master Separation Agreement, except for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Managing Party has failed to assume the defense of the Third Party Claim (other than the period during which the Indemnitee failed to give notice of the Third Party Claim). The Indemnitee and the Indemnifying Party shall cooperate with any Managing Party and each other in the defense or prosecution of such Third Party Claim. All costs and expenses (including reasonable attorneys' fees and reasonable out-of-pocket expenses, together with the Costs of the Managing Party (if the Managing Party assumes the defense of the Third Party Claim)) incurred in connection with a Third Party Claim in respect of a Shared Liability shall be included as a part of the Indemnifiable Losses.

          (d) Defense of Third Party Claims by the Indemnitee. Notwithstanding
              -----------------------------------------------
Sections 8.07(b) and 8.07(c):

              (i) if a Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, can be separated from any related claim for money damages, the Indemnitee may assume the defense thereof (at the Indemnitee's own expense) and, the Indemnifying Party (or the Managing Party, as applicable) shall be entitled to assume the defense of the portion relating to money damages;

              (ii) the Indemnifying Party (or the Managing Party, as applicable) shall not be entitled to assume the defense of any Third Party Claim (and in the case of an Indemnifying Party shall be liable to the Indemnitee for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim to the extent contemplated by this Master Separation Agreement, which fees and expenses shall be limited to those of not more than one separate firm of counsel reasonably satisfactory to the Indemnifying Party or Managing Party) if, in the Indemnitee's reasonable judgment, a material conflict of interest between the Indemnitee and the Indemnifying Party (or the Managing Party, as applicable) exists in respect of such Third Party Claim or if alter ego or similar claims are made against the Indemnitee and the Indemnitee concludes in its reasonable discretion that separate counsel is appropriate; and

              (iii) if at any time after assuming the defense of a Third Party Claim the Indemnifying Party (or the Managing Party, as applicable) shall fail to diligently defend, or withdraw from the defense of, such Third Party Claim, the Indemnitee may resume the defense thereof and the Indemnifying Party (or the Indemnifying Parties, as applicable) shall be liable for the expenses incurred by the Indemnitee thereafter in defending such Third Party Claim (including the reasonable fees and expenses of counsel) to the extent contemplated by this Master Separation Agreement.

          (e) Settlement of Third Party Claims.
              --------------------------------

              (i) The Indemnitee shall not settle, compromise or discharge, or consent to the entry of any judgment or admit any liability with respect to, any Third Party Claim without the Indemnifying Party's prior written consent unless
(A) the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such admission of liability, settlement, compromise, discharge or entry of judgment would not otherwise materially adversely affect the Indemnifying Party, or (B) the Indemnifying Party (or the Managing Party, as applicable) has failed to assume the defense of the Third Party Claim within 90 days after the receipt of notice thereof in circumstances other than those set forth in Section 8.07(d).

              (ii) The Indemnifying Party (or Managing Party, as applicable) shall not settle, compromise or discharge, or consent to the entry of any judgment or admit any liability with respect to, any Third Party Claim without the Indemnitee's prior written consent unless (A) an unconditional term of such settlement, compromise, discharge or entry of judgment is the claimant's or the plaintiff's delivery to the Indemnitee of a written release of all Indemnifiable Losses in respect of such Third Party Claim, (B) the Indemnifying Party pays the full amount of the Indemnifiable Losses in connection with such Third Party Claim, (C) such admission of liability, settlement, compromise, discharge or entry of judgment would not otherwise materially adversely affect the Indemnitee, and (D) the Indemnifying Party (or the Managing Party, as applicable) has given the Indemnitee written notice at least five Business Days prior to such admission of liability, settlement, compromise, discharge or entry of judgment.

         (f)       Indemnification Payments. Indemnification required by this
                   ------------------------
Article VIII shall be made by payments of the amount thereof at the end of each calendar quarter (other than individual amounts of $100,000 or more, which shall be paid within ten Business Days after demand therefor) during the course of the investigation or defense or, if later, the date on which any Indemnifying Party's objection, if any, to its responsibility for indemnification has been resolved pursuant to Article X.

         (g)       Control of Chromium Litigation. Notwithstanding anything to
                   ------------------------------
the contrary contained in this Section 8.07(g), PG&E, as Managing Party, shall be entitled to control and direct the defense and settlement or discharge of the Chromium Litigation and the consent to the entry of any judgment with respect thereto in its sole and absolute discretion, shall not be required to seek the consent or waiver of Parent, ETrans, GTrans or Gen or any of their Affiliates in connection with the Chromium Litigation and shall initially pay all Costs related to the defense of the Chromium Litigation and the prosecution of any counterclaims related to the Chromium Litigation, subject to reimbursement by ETrans, GTrans and Gen for their percentage shares in accordance with the procedures provided for indemnification payments under Section 8.07(f).

     Section 8.08. Claims Between or Among Parties. If any Indemnitee determines that it is or may be entitled to indemnification under this Article VIII (other than in connection with any Third Party Claim), the Indemnitee shall promptly deliver to the applicable Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnitee reasonably believes it is entitled to be indemnified. Within 30 days after receipt of notice of the amount for which the Indemnitee seeks indemnification, the Indemnifying Party shall either (a) pay the Indemnitee such amount in Cash or other immediately available funds (or reach agreement with the Indemnitee as to a mutually agreeable alternative payment schedule) or (b) object to the claim for indemnification or the amount thereof by giving the Indemnified Party written notice setting forth the grounds therefor. Any objection shall be resolved in accordance with Article X. If the Indemnifying Party does not give written notice of objection within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnitee may exercise any and all of its rights under this Master Separation Agreement and applicable Law to collect such amount.

     Section 8.09. Certain Legal Proceedings.

         (a)       ETrans Third Party Claims. On the Effective Date, ETrans
                   -------------------------
shall assume (or shall cause a member of its Group to assume) (i) the prosecution of all claims that are ETrans Assets and are pending on the Effective Date, and (ii) control of the defense of all Third Party Claims that are ETrans Liabilities and are pending on the Effective Date ("ETrans Third
                                                               ------------
Party Claims"), including, in each case, those set forth on Schedule 8.09.
------------                                                -------------

              (b)  GTrans Third Party Claims. On the Effective Date, GTrans
                   --------------------------------------------------------
shall assume (or shall cause a member of its Group to assume) (i) the prosecution of all claims that are GTrans Assets and are pending on the Effective Date, and (ii) control of the defense of all Third Party Claims that are GTrans Liabilities and are pending on the Effective Date ("GTrans Third
                                                               ------------
Party Claims"), including, in each case, those set forth on Schedule 8.09.
------------                                                -------------

              (c)  Gen Third Party Claims. On the Effective Date, Gen shall
                   ----------------------
assume (or shall cause a member of its Group to assume) (i) the prosecution of all claims that are Gen Assets and are pending on the Effective Date and (ii) control of the defense of all Third Party Claims that are Gen Liabilities and are pending on the Effective Date ("Gen Third Party Claims"), including, in each
                                    ----------------------
case, those set forth on Schedule 8.09.
                         --------------

              (d)  Newco Third Party Claims. On the Effective Date, Newco shall
                   ------------------------
assume (or shall cause another member of the Parent Group to assume) (i) the prosecution of all claims that are Newco Assets and are pending on the Effective Date and (ii) control of the defense of all Third Party Claims that are Newco Liabilities and are pending on the Effective Date ("Newco Third Party Claims"),
                                                    ------------------------
including, in each case, those set forth on Schedule 8.09.
                                            -------------

              (e)  Shared Assets/Shared Liabilities. On the Effective Date, the
                   --------------------------------
Managing Party shall assume or retain the (i) prosecution of all claims that are Shared Assets and are pending on the Effective Date and (ii) control of the defense of all Third Party Claims that are Shared Liabilities and are pending on the Effective Date, including, in each case, those set forth on Schedule 8.09,
                                                                -------------
if any.

              (f)  Joint Actions. On the Effective Date, the Parties set forth
                   -------------
on Schedule 8.09 shall each assume or retain, to the extent indicated on such
   -------------
Schedule 8.09 the prosecution or defense of all claims, including Third Party
-------------
Claims, set forth on such Schedule 8.09.
                          -------------

     Section 8.10. Survival of Indemnities. The rights and obligations of Parent, PG&E ETrans, GTrans, Gen, the Parent Indemnitees, the PG&E Indemnitees, the ETrans Indemnitees, the GTrans Indemnitees and the Gen Indemnitees under this Article VIII shall survive the sale or other transfer by any of them of any Assets or businesses or the assignment by any of them of any Liabilities with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities, including the sale by a Party of the capital stock or other equity interests of any Subsidiary to any Person. The indemnification and contribution provided for under this Article VIII will remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee or any officer, director, member of the board of control, manager or other controlling Person of such Indemnitee.

     Section 8.11. Contribution. To the extent that indemnification provided for under Sections 8.01, 8.02, 8.03, 8.04 or 8.05, as applicable, is unavailable to hold harmless the Indemnitee in respect of any Indemnifiable Loss, then the Indemnifying Party under such Section, in lieu of indemnifying the Indemnitee, shall contribute to the amount paid or payable Section 8.11. by the Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault (to be determined through the procedures provided for in Article X) of the Indemnifying Party on the one hand and of the Indemnitee on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Loss as well as any other relevant equitable considerations.

     Section 8.12. Additional Matters.

              (a)  Substitution. In the event of an Action in which the
                   ------------
Indemnifying Party is not a named defendant, if the Indemnitee or Indemnifying Party shall so request, the applicable

Parties shall endeavor to substitute or cause to be substituted the Indemnifying Party for the named defendant. If such substitution cannot be achieved for any reason or is not requested, the rights and obligations of the Parties regarding indemnification and the management of the defense of claims as set forth in this
Article VIII shall not be altered.

              (b)  Subrogation. In the event of payment by or on behalf of the
                   -----------
Indemnifying Party to or on behalf of the Indemnitee in connection with any Third Party Claim, the Indemnifying Party shall be subrogated to and shall stand in the place of the Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which the Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. The Indemnitee shall cooperate with the Indemnifying Party in a reasonable manner, and at the cost of the Indemnifying Party, in prosecuting any subrogated right, defense or claim.

              (c)  No Third-Party Beneficiaries. The indemnification provided
                   ----------------------------
for by this Article VIII shall not inure to the benefit of a Person that is not an Indemnitee under this Article VIII and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each Party agrees to waive or caused to be waived such rights against the other Parties and the members of their Groups to the fullest extent permitted.

     Section 8.13. Exclusive Mechanism. Each of Parent, PG&E, ETrans,
GTrans and Gen, on behalf of itself and each member of its Group, agrees that this Article VIII, together with Article X, shall be the sole and exclusive mechanism for the resolution of any dispute, controversy or claim relating to any of the matters set forth in this Article VIII.

     Section 8.14. Treatment of Shared Assets.

              (a)  Disposition of Benefit. Any net after-Tax benefit that may be
                   ----------------------
received from a Shared Asset shall be shared as set forth on Schedule 8.14,
                                                             -------------
except to the extent that the benefit relates to a Shared Asset received in respect of Liabilities, the indemnification obligations for which are borne by less than all of the Parties pursuant to Sections 8.01, 8.02, 8.03, 8.04 or 8.05, as applicable, in which event such net after-Tax benefit shall be shared by the Parties bearing the indemnification obligation in the same ratio as each bears such indemnification obligation.

              (b)  Shared Asset Payments. The amount of any benefit from a
                   ---------------------
Shared Asset shall be payable by the Party receiving the benefit (net of the Costs incurred in collecting such benefit, if the Party is not otherwise indemnified with respect to such Costs under other provisions of this Article
VIII) to the other Parties entitled to a portion thereof quarterly (other than individual amounts of $100,000 or more, which shall be paid within ten Business
Days) as such benefits are received.

              (c)  Adjustment for Taxes. The amount of net after-Tax benefits
                   --------------------
determined pursuant to this Section 8.14 shall take into account Income Taxes, based on the Tax Rate.

              (d)  Prosecution of Claims. The Managing Party in respect of a
                   ---------------------
Shared Asset shall be the Party designated as such on Schedule 8.14 (provided,
                                                      -------------  --------
however, that if no Party is so designated the Managing Party shall be as agreed
-------
among the affected Parties or, if they cannot agree, Parent) and shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Asset.

     Section 8.15. Taxes; Express Agreements. This Article VIII shall not be applicable to any Indemnifiable Losses related to (a) Taxes, which shall be covered by the Tax Matters Agreement or (b) which are otherwise expressly provided for in the other Ancillary Agreements.

                                   ARTICLE IX

                                    INSURANCE

     Section 9.01. Policies and Rights Included within Assets.

              (a)  ETrans' Insurance. The ETrans Assets shall include any and
                   -----------------
all rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising on or before the Transfer Date, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred on or before the Transfer Date by any Party and its Affiliates in connection with the ETrans Assets or the conduct of the ETrans Business or, to the extent any claim is made against ETrans or any Subsidiary of ETrans, the conduct of any other business of PG&E before the Transfer Date (an "ETrans Claim"); provided, however, that
                                   ------------    --------  -------
nothing in this Section 9.01(a) shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to ETrans. Except for Insurance Proceeds paid to or on behalf of any Person at the direction of ETrans in satisfaction of a claim that would otherwise be subject to indemnification by ETrans under Article VIII, ETrans shall be entitled to receive from Parent or PG&E, as the case may be, any Insurance Proceeds with respect to any ETrans Claims under the Company Policies, including reimbursement for ETrans Liabilities.

              (b)  GTrans' Insurance. The GTrans Assets shall include any and
                   -----------------
all rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising on or before the Transfer Date, (b) including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred on or before the Transfer Date by any Party and its Affiliates in connection with the GTrans Assets or the conduct of the GTrans Business or, to the extent any claim is made against GTrans or any Subsidiary of GTrans, the conduct of any other business of PG&E before the Transfer Date (a "GTrans Claim"); provided, however,
                                              ------------    --------  -------
that nothing in this Section 9.01(b) shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to GTrans. Except for Insurance Proceeds paid to or on behalf of any Person at the direction of GTrans in satisfaction of a claim that would otherwise be subject to indemnification by GTrans under Article VIII, GTrans shall be entitled to receive from Parent or PG&E, as the case may be, any

Insurance Proceeds with respect to any GTrans Claims under the Company Policies, including reimbursement for GTrans Liabilities.

              (c)  Gen's Insurance. The Gen Assets shall include any and all
                   ---------------
rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising on or before the Transfer Date, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred on or before the Transfer Date by any Party and its Affiliates in connection with the Gen Assets or the conduct of the Gen Business or, to the extent any claim is made against Gen or any Subsidiary of Gen, the conduct of any other business of PG&E before the Transfer Date (a "Gen Claim") and shall specifically include all
                             ---------
rights of an insured party or an additional named insured party under any Policies issued by Nuclear Electric Insurance Limited or its predecessors (the "NEIL Policies") in respect of the Diablo Canyon Power Plant; provided, however,
--------------                                                --------  -------
that nothing in this Section 9.01(c) shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to Gen. Except for Insurance Proceeds paid to or on behalf of any Person at the direction of Gen in satisfaction of a claim that would otherwise be subject to indemnification by Gen under Article VIII, Gen shall be entitled to receive from Parent or PG&E, as the case may be, any Insurance Proceeds with respect to any Gen Claims under the Company Policies, including reimbursement for Gen Liabilities.

              (d)  Newco's Insurance. The Newco Assets shall include any and all
                   -----------------
rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising on or before the Transfer Date, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred on or before the Transfer Date by any Party and its Affiliates in connection with the Newco Assets or the Newco Liabilities or, to the extent any claim is made against Newco or any Subsidiary of Newco, the conduct of any business of PG&E before the Transfer Date (a "Newco Claim"); provided, however, that nothing in this Section
                  -----------    --------  -------
9.01(d) shall be deemed to constitute (or to reflect) an assignment of such Company Policies, or any of them, to Newco. Except for Insurance Proceeds paid to or on behalf of any Person at the direction of Newco in satisfaction of a claim that would otherwise be subject to indemnification by Parent under Article VIII, Newco shall be entitled to receive from PG&E any Insurance Proceeds with respect to any Newco Claims under the PG&E Policies, including reimbursement for Newco Liabilities.

              (e)  PG&E's Insurance. The PG&E Assets shall include any and all
                   ----------------
rights of an insured party or an additional named insured party under the Company Policies and all predecessor Policies thereto for Actions or Liabilities arising on or before the Transfer Date, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred on or before the Transfer Date, including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Actions or Liabilities incurred or claimed to have been incurred on or before the Transfer Date by any Party and its Affiliates in connection with the PG&E Assets or the conduct of the PG&E Business or, to the extent any claim is made against PG&E or any Subsidiary of PG&E, the conduct of any other business of PG&E before the Transfer Date (a "PG&E Claim"); provided, however, that nothing in this Section
                  ----------    -----------------
9.01(e) shall be deemed to constitute (or to reflect) an assignment of Parent Policies, or any of them, to PG&E. Except for Insurance Proceeds paid to or on behalf of any member of another Group at the direction of

PG&E in satisfaction of a claim that would otherwise be subject to indemnification by PG&E under Article VIII, PG&E shall be entitled to retain or receive from Parent any Insurance Proceeds with respect to any PG&E Claims under the Company Policies, including reimbursement for PG&E Liabilities.

     Section 9.02. Claims.

          (a)  Assignment of Claims to the ETrans Group.
               ----------------------------------------

               (i) The Parties agree that as of the Transfer Date, Parent or PG&E, as the case may be, shall be deemed (A) to have assigned to the ETrans Group, all rights, if any, as an insured party or an additional named insured party, including rights of indemnity and the right to be defended by or at the expense of the insurer, under all of the Company Policies with respect to such ETrans Claims as are pending on the Transfer Date, and (B) to the extent necessary to provide the ETrans Group all the benefit of such insurance with respect to ETrans Claims, to designate ETrans, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing
                                                --------  -------
in this Section 9.02(a) shall be deemed to constitute or reflect the assignment of any of the Company Policies to the ETrans Group. If, after the Transfer Date, the ETrans Group shall be entitled to payment or reimbursement with respect to an ETrans Claim or any Person shall assert an ETrans Claim, then Parent or PG&E, as the case may be, shall at the time such ETrans Claim arises or is asserted be deemed (x) to assign, without need of further documentation, to the ETrans Group all of its rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer under the applicable Company Policy with respect to such ETrans Claim and (y) to the extent necessary to provide the ETrans Group with the benefit of such insurance with respect to ETrans Claims, to designate ETrans, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing in this Section 9.02(a) shall be deemed to
--------  -------
constitute or reflect the assignment of any of the Company Policies to the ETrans Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the ETrans Group, Parent or PG&E, as the case may be, shall use all reasonable efforts to collect such Insurance Proceeds and forward them to ETrans.

               (ii) In the event of payment of an ETrans Claim by the ETrans Group after the Transfer Date, ETrans or the applicable member of the ETrans Group shall be subrogated to and stand in the place of Parent or PG&E, as the case may be, or the applicable member of any other Group as to any rights, events or circumstances in respect of which ETrans or the applicable member of the ETrans Group may have any right or claim under this Master Separation Agreement or otherwise against any such insurer relating to such ETrans Claim. The Parties shall cooperate with the ETrans Group in a reasonable manner in prosecuting any subrogated right or claim.

          (b)  Assignment of Claims to the GTrans Group.
               ----------------------------------------

               (i) The Parties agree that as of the Transfer Date, Parent or PG&E, as the case may be, shall be deemed (A) to have assigned to the GTrans Group, all rights, if any, as an insured party or an additional named insured party including rights of indemnity and the right to be defended by or at the expense of the insurer under all of the Company Policies with respect to such GTrans Claims as are pending on the Effective Date, and (B) to the extent necessary to provide the GTrans Group all the benefit of such insurance with respect to GTrans Claims, to designate GTrans, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing in this Section 9.02(b) shall be deemed to
--------  -------

constitute or reflect the assignment of any of the Company Policies to the GTrans Group. If, after the Transfer Date, the GTrans Group shall be entitled to payment or reimbursement with respect to a GTrans Claim or any Person shall assert a GTrans Claim, then Parent or PG&E, as the case may be, shall at the time such GTrans Claim arises or is asserted be deemed (x) to assign, without need of further documentation, to the GTrans Group all of its rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer under the applicable Company Policy with respect to such GTrans Claim and (y) to the extent necessary to provide the GTrans Group with the benefit of such insurance with respect to GTrans Claims, to designate GTrans, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing
                                                --------  -------

in this Section 9.02(b) shall be deemed to constitute or reflect the assignment of any of the Company Policies to the GTrans Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the GTrans Group, Parent or PG&E, as the case may be, shall use all reasonable efforts to collect such Insurance Proceeds and forward them to GTrans.

               (ii) In the event of payment of a GTrans Claim by the GTrans Group after the Transfer Date, GTrans or the applicable member of the GTrans Group shall be subrogated to and stand in the place of Parent or PG&E, as the case may be, or the applicable member of any other Group as to any rights, events or circumstances in respect of which GTrans or the applicable member of the GTrans Group may have any right or claim under this Master Separation Agreement or otherwise against any such insurer relating to such GTrans Claim. The Parties shall cooperate with the GTrans Group in a reasonable manner in prosecuting any subrogated right or claim.

          (c)  Assignment of Claims to the Gen Group.
               -------------------------------------

               (i) The Parties agree that as of the Transfer Date, Parent or PG&E, as the case may be, shall be deemed (A) to have assigned to the Gen Group, all rights, if any, as an insured party or an additional named insured party including rights of indemnity and the right to be defended by or at the expense of the insurer, under all of the Company Policies with respect to such Gen Claims as are pending on the Transfer Date, and (B) to the extent necessary to provide the Gen Group all the benefit of such insurance with respect to Gen Claims, to designate Gen, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however, that nothing in this Section 9.02(c) shall
                  --------  -------
be deemed to constitute or reflect the assignment of any of the Company Policies to the Gen Group. If, after the Transfer Date, the Gen Group shall be entitled to payment or reimbursement with respect to a Gen Claim or any Person shall assert a Gen Claim, then Parent or PG&E, as the case may be, shall at the time such Gen Claim arises or is asserted be deemed (x) to assign, without need of further documentation, to the Gen Group all of its rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer under the applicable Company Policy with respect to such Gen Claim and (y) to the extent necessary to provide the Gen Group with the benefit of such insurance with respect to Gen Claims, to designate Gen, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Company Policies; provided, however,
                                                            --------  -------
that nothing in this Section 9.02(c) shall be deemed to constitute or reflect the assignment of any of the Company Policies to the Gen Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the Gen Group, Parent or PG&E, as the case may be, shall use all reasonable efforts to collect such Insurance Proceeds and forward them to Gen.

               (ii) In the event of payment of a Gen Claim by the Gen Group after the Transfer Date, Gen or the applicable member of the Gen Group shall be subrogated to and stand in the place of Parent or PG&E, as the case may be, or the applicable member of any other Group as to any rights, events or circumstances in respect of which Gen or the applicable member of the Gen Group may have any right or claim under this Master Separation Agreement or otherwise against any such insurer relating to such Gen Claim. The Parties shall cooperate with the Gen Group in a reasonable manner in prosecuting any subrogated right or claim.

          (d)  Assignment of Claims to the Parent Group.
               ----------------------------------------

               (i) The Parties agree that as of the Transfer Date, PG&E shall be deemed (A) to have assigned to the Parent Group, all rights, if any, as an insured party or an additional named insured party, including rights of indemnity and the right to be defended by or at the expense of the insurer, under all of the PG&E Policies with respect to such Newco Claims as are pending on the Transfer Date, and (B) to the extent necessary to provide the Parent Group all the benefit of such insurance with respect to Newco Claims, to designate Newco, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such PG&E Policies; provided, however, that nothing in this Section 9.02(d) shall be
          --------  -------
deemed to constitute or reflect the assignment of any of the PG&E Policies to the Parent Group. If, after the Transfer Date, the Parent Group shall be entitled to payment or reimbursement with respect to a Newco Claim or any Person shall assert a Newco Claim, then PG&E shall at the time such Newco Claim arises or is asserted be deemed (x) to assign, without need of further documentation, to the Parent Group all of its rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer under the applicable PG&E Policy with respect to such Newco Claim and (y) to the extent necessary to provide the Parent Group with the benefit of such insurance with respect to Newco Claims, to designate Newco, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such PG&E Policies; provided, however, that nothing in this Section 9.02(d) shall be
          --------  -------
deemed to constitute or reflect the assignment of any of the PG&E Policies to the Parent Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the Parent Group, PG&E shall use all reasonable efforts to collect such Insurance Proceeds and forward them to Newco.

               (ii) In the event of payment of a Newco Claim by the Parent Group after the Transfer Date, Newco or the applicable member of the Parent Group shall be subrogated to and stand in the place of PG&E or the applicable member of any other Group as to any rights, events or circumstances in respect of which Newco or the applicable member of the Parent Group may have any right or claim under this Master Separation Agreement or otherwise against any such insurer relating to such Newco Claim. The Parties shall cooperate with the Parent Group in a reasonable manner in prosecuting any subrogated right or claim.

          (e)  Assignment of Claims to the PG&E Group.
               --------------------------------------

               (i) The Parties agree that as of the Transfer Date, Parent shall be deemed (A) to have assigned to the PG&E Group, all rights, if any, as an insured party or an additional named insured party including rights of indemnity and the right to be defended by or at the expense of the insurer, under all of the Parent Policies with respect to such PG&E Claims as are pending on the Transfer Date, and (B) to the extent necessary to provide the PG&E Group all the benefit of such insurance with respect to PG&E Claims, to designate PG&E, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Parent Policies; provided, however, that nothing in this Section 9.02(e) shall be deemed to
--------  -------
constitute or reflect the assignment of any of the Parent Policies to the PG&E Group. If, after the Transfer Date, the PG&E Group shall be entitled to payment or reimbursement with respect to a PG&E Claim or any Person shall assert a PG&E Claim, then Parent shall at the time such PG&E Claim arises or is asserted be deemed (x) to assign, without need of further documentation, to the PG&E Group all of its rights, if any, as an insured party or an additional named insured party, including right of indemnity and the right to be defended by or at the expense of the insurer under the applicable Parent Policy with respect to such PG&E Claim and (y) to the extent necessary to provide the PG&E Group with the benefit of such insurance with respect to PG&E Claims, to designate PG&E, without need of further documentation, as the agent and attorney-in-fact to assert and to collect any Insurance Proceeds under such Parent Policies; provided, however, that nothing in this Section 9.02(e) shall be deemed to
--------  -------
constitute or reflect the assignment of any of the Parent Policies to the PG&E Group. In the event an insurer refuses to honor such agency or to pay such Insurance Proceeds to the PG&E Group, Parent shall use all reasonable efforts to collect such Insurance Proceeds and forward them to PG&E.

               (ii) In the event of payment of a PG&E Claim by the PG&E Group after the Transfer Date, PG&E, or the applicable member of the PG&E Group shall be subrogated to and stand in the place of Parent or the applicable member of any other Group as to any rights, events or circumstances in respect of which PG&E or the applicable member of the PG&E Group may have any right or claim under this Master Separation Agreement or otherwise against any such insurer relating to such PG&E Claim. The Parties shall cooperate with the PG&E Group in a reasonable manner in prosecuting any subrogated right or claim.

     Section 9.03. Administration; Other Matters. After the Transfer Date, notwithstanding the provisions of Section 9.02:

          (a)  PG&E's Responsibilities. PG&E shall be responsible for (i)
               -----------------------
Insurance Administration of the PG&E Policies; (ii) Claims Administration with respect to any PG&E Liabilities, PG&E Assets and any claims as to which the PG&E Group has rights of reimbursement or subrogation under this Master Separation Agreement or any Ancillary

Agreement; (iii) Claims Administration with respect to Insured Claims that are Shared Assets or Shared Liabilities as to which PG&E is the Managing Party; and
(iv) Claims Administration under PG&E Policies with respect to Joint Claims that include a PG&E Claim. It is understood that the retention of the PG&E Policies by PG&E is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim or any other rights under the PG&E Policies.

          (b)  Parent's Responsibilities. Parent shall be responsible for (i)
               -------------------------
Insurance Administration of the Parent Policies; (ii) Claims Administration with respect to all Liabilities and Assets other than PG&E Liabilities or PG&E Assets or with respect to Shared Assets or Shared Liabilities as to which PG&E is the Managing Party and any claims as to which any Group other than the PG&E Group has retained rights of reimbursement or subrogation under this Master Separation Agreement or any Ancillary Agreement; and (iii) Claims Administration under Parent Policies with respect to Joint Claims and under PG&E Policies with respect to Joint Claims that do not include a PG&E Claim. It is understood that the retention of the Parent Policies by Parent is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim or any other rights under the Parent Policies.

          (c)  Notice. In the event that a Party performing Claims
               ------
Administration (a "Claims Administrator") makes an Insured Claim under a Company
                   --------------------
Policy, such Claims Administrator shall deliver notice to the other Party responsible for Insurance Administration (if not the same Party) of such Company Policy and shall keep such Party periodically updated as to the status of such Insured Claim.

          (d)  Information. Each Party shall provide, and cause the members of
               -----------
its Group to provide such Information as may be reasonably necessary for Parent and PG&E to perform their obligations for Insurance Administration and Claims Administration under this Master Separation Agreement.

     Section 9.04. Return of Insurance Premiums; Retrospectively Calculated Premiums.

          (a)  Prepaid Premiums. As of the Transfer Date, all prepaid and unused
               ----------------
premiums with respect to the Company Policies shall be distributed in the same ratio in which such premiums were allocated by Parent or PG&E to Parent and PG&E before the Transfer Date. After the Transfer Date, any refunds received by Parent or PG&E with respect to Company Policies shall be distributed in the same ratio in which premiums payable with respect to the Company Policies were allocated to Parent and PG&E before the Transfer Date. To the extent Parent or PG&E receives any such refund, the Party receiving such refund shall promptly transfer to the other the portion of such refund to which such other Party is entitled.

          (b)  Retrospectively Calculated Premiums. Each Party shall pay its
               -----------------------------------
share of retrospectively calculated premiums incurred after the Transfer Date for coverage under the Company Policies. Such shares will be determined consistent with the principles in effect at the Transfer Date which were used to determine shares of such retrospectively calculated premiums prior thereto; provided, however, that any such retrospectively calculated premium under the
--------  -------
NEIL Policies in respect of the Diablo Canyon Power Plant shall be borne by Gen and any such retrospectively calculated premiums under the NEIL Policies in respect of the Humboldt Bay Power Plant shall be borne by PG&E regardless of whether such premiums relate to periods before or after the Transfer Date. Any Party shall have the right, but not the obligation, to pay premiums under the Company Policies with respect to Liabilities of another Party which are Insured Claims under the Company Policies to the extent that such other Party does not pay such premiums, and such paying Party shall be entitled to reimbursement of such amount by such other Party.

     Section 9.05.  Allocation of Insurance Proceeds; Cooperation.

          (a)  Allocation of Insurance Proceeds. Except as otherwise provided in
               --------------------------------
Sections 8.06(a) and 9.05(d), Insurance Proceeds received with respect to claims, costs and expenses under the Company Policies shall be paid to ETrans with respect to ETrans Assets and ETrans Liabilities that are Insured Claims, to GTrans with respect to GTrans Assets and GTrans Liabilities that are Insured Claims, to Gen with respect to Gen Assets and Gen Liabilities that are Insured Claims, to Newco with respect to Newco Assets and Newco Liabilities that are Insured Claims and to PG&E with respect to PG&E Assets and PG&E Liabilities that are Insured Claims. Insurance Proceeds received with respect to Shared Liabilities or that represent Shared Assets shall be paid to the Parties bearing the Liability that represents the Insured Claim or entitled to the Asset in accordance with such Party's interest therein. Parent shall retain or be paid all other Insurance Proceeds. Payment, as set forth herein, of the allocable portions of Insurance Proceeds resulting from the Company Policies shall be made to the appropriate Party promptly upon receipt from the insurer.

          (b)  Maximization of Coverage. Each Party agrees to use, and to cause
               ------------------------
the members of its Group to use, reasonable efforts to maximize available coverage under the Company Policies for all Insured Claims whether or not such Party or its Group is the expected beneficiary of Insurance Proceeds under such Company Policies in respect of such Insured Claims. As part of such efforts to maximize insurance coverage, each Party agrees to take, or cause to be taken, all reasonable actions to recover such amounts as are or might be due from all other responsible Parties in respect of an Insured Claim, including Insured Claims as to which coverage limits under the Company Policies would be or would have been exceeded as a result of such Insured Claim and whether or not such Party or its Group is expected to benefit directly from such effort, and to engage in reasonable settlement negotiations and consider reasonable offers of settlement or compromise with respect to any Liabilities that represent Insured Claims.

          (c)  Joint Claims.
               ------------

               (i) Notwithstanding the provisions of Section 9.02, an Insured Claim that includes an Insured Claim of more than one Group shall be deemed a "Joint Claim" for purposes of this Master Separation Agreement.

               (ii) Insurance Proceeds received with respect to Joint Claims shall be paid to the Parties (or the applicable members of their Groups) based on their respective percentages of the total of their bona fide Insured Claims for which such Insurance Proceeds were received.

               (iii) Self-insurance retention or deductibles with respect to Joint Claims shall be borne by the Parties (or the applicable members of their Groups) based on the proportion that the Insurance Proceeds received by each such Party (and the members of their Groups) bears to the total Insurance Proceeds received in respect of the Joint Claim.

               (iv) The Claims Administrator of a Joint Claim shall, in the case of an Action or a Third Party Claim related thereto, have the rights and obligations of a Managing Party with respect thereto and each of the Parties (and the members of their Groups) whose Insured Claim is included in the Joint Claim shall similarly have the rights and obligations of Indemnifying Parties and Indemnitees in respect thereof.

          (d)  Multiple Claims.
               ---------------

               (i) In cases in which the Liabilities of the Parties and the members of their Groups are covered under the same Company Policies for periods before the Transfer Date, then the Parties and their respective Groups may claim coverage for Insured Claims under such Company Policies to the extent of liability or other coverage of such Company Policies. Each Group may receive Insurance Proceeds in respect of its Insured Claims as and when payable under the terms of the applicable Company Policies; provided, that before receiving
                                              --------
payment under a Company Policy, the Person making the claim shall be required to have retained a portion of the Liability underlying such Insured Claim equal to the amount of the self-insurance retention or deductible or the portion of such self-insurance retention or deductible provided for in this Section 9.05(d), and shall be responsible for the amount of such self-insurance retention or deductible.

               (ii) Notwithstanding Section 9.05(d)(i), in the event there are insufficient limits of liability available under the Company Policies or other Policies in effect for periods before the Transfer Date to cover all the Liabilities of the Parties or the members of their Groups that would otherwise be covered by such Company Policies, then to the extent that other Policies are not available to the Parties and the members of their Groups for such Liabilities, an adjustment will be made in accordance with the following procedures:

                     (A) Each Party will be allocated an amount equal to the proportionate share of any Liabilities of such Party and its Group which would otherwise be covered under the Company Policies in excess of the Coverage Amount. Each Party's proportionate share of such excess Liabilities shall be calculated by multiplying (x) the aggregate amount of all Liabilities (net of any self-insurance retention or deductible) of the Parties and the members of their Groups eligible for coverage under a Company Policy in the coverage period applicable to such Company Policy by (y) a fraction, the numerator of which is the amount of such Liabilities attributable to such Party and the members of its Group and the denominator of which is the aggregate amount of all such Liabilities of the Parties and the members of their Groups (each such fraction, an "Insurance Ratio").
    ---------------

                     (B) Each Party that received more than its share (an "Overallocation") of the Coverage Amount (an "Overallocated Party") shall
 --------------                               -------------------
reimburse each other Party that received less than its share of the Coverage Amount (an "Underallocated Party") for the Underallocated Party's share of the
            --------------------
Overallocation. Each Underallocated Party's share of each Overallocation shall be calculated by multiplying (x) the Overallocation by
(y) a fraction, the numerator of which is the amount less than its share of the Coverage Amount that such Underallocated Party received and the denominator of which is the aggregate amount less than their shares of the Coverage Amount that all Underallocated Parties received.

               (iii) Notwithstanding Section 9.05(d)(i), in the event that the aggregate amount of self-insurance retention or deductible retained by the Parties and the members of their Groups or deducted from the Insurance Proceeds paid to the Parties and the members of their Groups exceeds the aggregate self-insurance retention and/or deductible required under a Company Policy or other Policies in effect for periods before the Transfer Date or concerning claims made after the Transfer Date with respect to an event or occurrence before the Transfer Date, an adjustment shall be made in accordance with the following procedures:

                     (A) Each Party's proportionate share of the amount of self-insurance retention and/or deductible retained by the Parties and the members of their Groups or deducted from Insurance Proceeds in excess of the required retention and/or deductible (the "Excess Deductible") shall be
                                           -----------------
allocated among the affected Parties by multiplying (x) the Excess Deductible by
(y) the Insurance Ratio of each such Party in respect of the applicable Company Policy.

                     (B) Each Party that received more than its share (the "Additional Deductible") of the Excess Deductible shall reimburse each other
 ---------------------
Party that received less than its share of the Excess Deductible for each such other Party's share of the Additional Deductible. Each such other Party's share of such Additional Deductible shall be calculated by multiplying (x) the Additional Deductible by (y) a fraction, the numerator of which is the amount less than its share of the Excess Deductible that such other Party and the members of its Group received and the denominator of which is the aggregate amount less than their shares of the Excess Deductible that all such other Parties and the members of their Groups received.

     Section 9.06. Reimbursement of Expenses. Each of ETrans, GTrans, Gen, Newco and PG&E shall reimburse the applicable insurer (or any applicable third-party administrator) to the extent required under any Company Policy (or service agreement) for any services performed after the Transfer Date with respect to any ETrans Claim, GTrans Claim, Gen Claim, Newco Claim or PG&E Claim, respectively, that is paid, settled, adjusted, defended and/or otherwise handled by such insurer or third-party administrator under the terms and conditions of such Company Policy (or any service agreement with any such third-party administrator). Each Party to a Joint Claim shall reimburse the applicable insurer (or any Section 9.06. applicable third-party administrator) to the extent required under any Company Policy (or service agreement) for its proportionate share (based on the Insurance Ratio) of any services performed after the Transfer Date with respect to such Joint Claim that is paid, settled, adjusted, defended and/or otherwise handled by such insurer or third-party administrator under the terms and conditions of such Company Policy.

     Section 9.07. Insurer Insolvency or Coverage Controversy. Except as provided in Section 9.05(d), none of the Parties shall be liable to one another for claims not reimbursed by insurers for any reason, including co-insurance provisions, deductibles, adequacy of limits, self-insurance retentions, bankruptcy or insolvency of any insurer, any coverage disputes, any failure to timely claim or any defect in such claim or its processing or exhaustion of Company Policy aggregates.

     Section 9.08. Agreement for Waiver of Conflict and Shared Defense. Each of the Parties shall provide reasonable assistance to the other Parties in respect of any dispute with any third party as to any matter related to the Company Policies. In the event that Insured Claims of more than one of the Parties or members of their Groups relate to the same occurrence, the applicable Parties or members of their Groups shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Section 9.08 shall be construed to limit or otherwise alter in any way the obligations of the Parties to this Master Separation Agreement, including those created by this Master Separation Agreement, by operation of Law or otherwise.

     Section 9.09. No Modifications; Additional Insurance.

          (a)  Post-Effective Date Actions. After the Effective Date, none of
               ---------------------------
Parent, PG&E, ETrans, GTrans or Gen or any member of their Groups shall, without the prior written consent of the other Parties, provide any insurer with a release, or amend, modify or waive any rights under any Policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights to coverage of any member of the other Groups thereunder; provided, however, that, except as expressly provided in this Master
            --------  -------
Separation Agreement, the foregoing shall not (i) preclude any member of any Group from presenting any claim or, except as provided in Section 9.05(d), from exhausting any Policy limit; (ii) require any member of any Group to pay any premium or other amount or to incur any Liability; or (iii) require any member of any Group to renew, extend or continue any Policy in force. Each of Parent, PG&E, ETrans, GTrans and Gen shall share, and shall cause the members of their Groups to share, such Information as is reasonably necessary in order to permit the others to manage and conduct their insurance matters in an orderly fashion.

          (b)  Additional Insurance. Nothing in this Master Separation Agreement
               --------------------
shall be deemed to restrict any Party or any member of its Group from acquiring, at its own expense, any Policies in respect of any Liabilities or covering any period to the extent such Policies do not contravene or abrogate any rights of any member of the other Groups under any of the Company Policies or increase (or potentially increase) premiums thereunder, whether prospectively or retroactively.

     Section 9.10. Directors' and Officers' Coverage. After the Effective Date, Parent will maintain, subject to market availability, $100 million in directors' and officers' coverage, insuring the directors and officers of PG&E for a period of six years after the Effective Date, either under a Parent Policy or as a separate Policy, for their activities in their capacities as officers and directors prior to the Effective Date. PG&E shall promptly pay or reimburse Parent, as the case may be, for premium expenses attributable to covered Persons of PG&E, and PG&E shall promptly pay or reimburse Parent all Costs that Parent may incur in connection with the Policies maintained pursuant to this Section 9.10, including any subsequent premium adjustments resulting from claims arising from wrongful acts of directors, officers and other covered Persons of PG&E. The provisions of this Article IX shall apply in respect of any such

Policy; provided, that if a separate Policy is obtained it will be treated as a
        --------
Parent Policy in respect of such provisions.

                                   ARTICLE X

                               DISPUTE RESOLUTION

     Section 10.01. Agreement Dispute Resolution. Except as otherwise set forth in any Ancillary Agreement, or as otherwise limited by Law, resolution of any and all controversies, disputes and claims arising out of, relating to, in connection with or resulting from this Master Separation Agreement or any Ancillary Agreement (or any transaction contemplated hereby or thereby), including as to the interpretation, performance, non-performance, validity, breach or termination of this Master Separation Agreement or any Ancillary Agreement, whether the claim is based on contract, tort, regulation, rule, statute or constitution and any claims raising questions of Law, whether arising before or after termination of this Master Separation Agreement or any of the Ancillary Agreements (collectively, "Agreement Disputes"), shall be exclusively
                                     ------------------
governed by and settled in accordance with the provisions of this Article X. Unless otherwise agreed in writing, the Parties and the members of their Groups shall continue to perform their obligations under the provisions of this Master Separation Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article X. In the event of any dispute between or among the Parties and the members of their Groups as set forth in this Article X, the Parties and the members of their Groups shall use their best efforts to preserve the Privilege or confidentiality protections over Information for which they have a Shared Privilege or confidentiality protection. These efforts may include, as appropriate, entering into stipulated protective orders, using only non-Privileged or non-confidential portions of a document, asking the fact finder to seal the record or other mechanisms designed to preserve the Privilege and confidentiality protection of the Information to the maximum extent possible.

     Section 10.02.  Negotiation and Mediation.

          (a)  Negotiation. The Parties and the members of their Groups shall
               -----------
make a good faith attempt to resolve any Agreement Dispute through negotiation. Within 30 days after notice of an Agreement Dispute is given by a Party to another Party or Parties, each such Party shall select one or more representatives who are vice presidents of such Party, which representatives shall meet and make a good faith attempt to resolve such Agreement Dispute and shall continue to negotiate in good faith in an effort to resolve the Agreement Dispute (to the extent consistent with the Plan and the Confirmation Order).

          (b)  Mediation. If such representatives fail to resolve an Agreement
               ---------
Dispute within 30 days after the first meeting of the representatives or fail to meet within 30 days after the date of the applicable notice of an Agreement Dispute (such date, the "Mediation Trigger Date"), the affected Parties shall seek resolution of the Agreement Dispute through mediation, with a mediator mutually acceptable to the affected Parties. The representatives of the affected Parties selected pursuant to Section 10.02(a) shall be in attendance at the mediation.

         (c) Settlement. If a settlement is mutually agreed upon as a result of
             ----------
the negotiation or mediation, then such settlement shall be recorded in writing, signed by the affected Parties, and shall be binding on them and the members of their respective Groups.

    Section 10.03.  Arbitration.

         (a) Selection of Arbitrator. In the event that (i) the affected Parties
             -----------------------
fail to mutually agree upon a mediator pursuant to Section 10.02(b) within 30 days after the Mediation Trigger Date or (ii) any Agreement Dispute is not settled by the affected Parties within the earlier of 45 days after the first meeting of the affected Parties with the mediator or 15 days after the conclusion of mediation under Section 10.02, a Party may initiate arbitration by sending written notice to the other Party or Parties requesting arbitration and describing the Agreement Dispute and any proposed remedy. Within ten Business Days after receipt of such notice, the affected Parties shall meet to select a single arbitrator. If the affected Parties cannot agree on the selection of an arbitrator or such Parties fail to meet within ten Business Days, the arbitrator shall be selected by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitrator selected under these procedures shall be a lawyer or retired judge with at least ten years' experience arbitrating complex commercial disputes.

         (b) Location. The arbitration shall be conducted in the City and County
             --------
of San Francisco, California and shall be governed by the Commercial Arbitration Rules of the American Arbitration Association, except as modified herein or as agreed by the affected Parties in writing.

         (c) Discovery. The affected Parties shall have the right to conduct
             ---------
discovery in accordance with California Code of Civil Procedure Section 1283.05, including the right to two depositions of each opposing Party and the members of their Groups, 20 interrogatories, 25 requests for admissions, and requests for the production of documents and other items. If additional discovery is necessary because of the complexity or importance of the issues, the Parties shall negotiate in good faith regarding additional discovery and, if such negotiations fail, the arbitrator upon a showing of good cause may allow for additional reasonable discovery, giving due consideration to the complexity and importance of the issues, efficiency lost and prevention of undue intrusiveness and harassment.

         (d) Hearing. After giving the affected Parties due notice of hearing,
             -------
the arbitrator shall hear the Agreement Dispute submitted for arbitration and shall provide a reasoned, written decision within 90 days after the completion of the hearing or such other date (d) selected by agreement of the affected Parties. The decision shall conform to applicable Law. The procedural and substantive Law applied in the arbitration shall be the Law of the State of California without regard to its conflict of law principles, unless the claims or defenses raise issues of federal Law in which case federal substantive Law shall apply to those particular claims or defenses. The arbitrator shall be bound to apply the Law, including the rules of evidence, and shall be empowered to hear and determine dispositive motions, including motions to dismiss and motions for summary judgment. The decision of the arbitrator shall be final and binding upon the Parties and the members of their respective Groups, and a Party or member of a Group may petition a court to correct or vacate the decision only upon grounds that any award contained therein was procured by corruption, fraud or other undue means and may not petition a court to correct or vacate the decision for failure of the arbitrator to apply the Law or any other grounds or reasons. Judgment may be entered on the decision in any court of competent jurisdiction upon the application of any affected Party.

         (e) Injunctions. The arbitrator shall have the right to issue temporary
             -----------
restraining orders, preliminary injunctions and final injunctions.

         (f) Fees and Costs. The arbitrator shall award costs and reasonable
             --------------
attorneys' fees to the prevailing party. If more than one Party prevails in part, such fees will be allocated among the Parties in such amounts as may be determined by the arbitrator based on the relative merits and amounts of each Party's claims.

     Section 10.04. Specific Performance. Notwithstanding Sections 10.01, 10.02 and 10.03, the Parties agree that irreparable damage may occur in the event that the provisions of this Master Separation Agreement are not performed in all material respects in accordance with their specific terms or are otherwise breached in any material respect. It is accordingly agreed that a Party shall be entitled to seek a temporary restraining order or preliminary injunction from any court of competent jurisdiction to maintain the status quo or otherwise to prevent a material breach of this Master Separation Agreement and to enforce specifically the terms and provisions hereof until an arbitration proceeding can be commenced or an injunction hearing held.

     Section 10.05. Waiver of Certain Damages. EXCEPT TO THE EXTENT ACTUALLY PAID TO A THIRD PARTY IN RESPECT OF A JUDGMENT OR SETTLEMENT OF AN ACTION OR THIRD PARTY CLAIM, (I) NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR A MEMBER OF ITS GROUP FOR ANY PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF, RELATING TO, OR RESULTING FROM OR OTHERWISE INCURRED OR PAID IN CONNECTION WITH THIS MASTER SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT, AND (II) THE PARTIES AGREE THAT THE WAIVERS AND DISCLAIMERS OF LIABILITY, INDEMNITIES, AND LIMITATIONS ON LIABILITY EXPRESSED IN THIS MASTER SEPARATION AGREEMENT AND ANY ANCILLARY AGREEMENT SHALL APPLY AT ALL TIMES AND IN ALL CIRCUMSTANCES, WHETHER IN CONTRACT, EQUITY, TORT OR OTHERWISE, REGARDLESS OF THE FAULT, NEGLIGENCE (IN WHOLE OR IN PART), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY OF THE PARTY INDEMNIFIED, RELEASED OR WHOSE LIABILITIES ARE LIMITED.

                                   ARTICLE XI

                                EMPLOYEE MATTERS

     Section 11.01. Stock Option Awards.

         (a) Replacement Options. Pursuant to section 14 of the Parent Long-Term
             -------------------
Incentive Plan ("Parent LTIP"), all outstanding stock options issued under the
                 -----------
Parent LTIP will be converted as of the Spin-Off Date to options to buy shares of each of Parent Common Stock ("Parent Replacement Options") and PG&E Common
                                 --------------------------
Stock ("PG&E Replacement Options").
        ------------------------

Parent Replacement Options shall continue to be issued pursuant to the Parent LTIP on the same material terms and conditions, except with respect to the adjustments referred to below, in a manner that will be compliant with FASB Interpretation No. 44 in order to retain the same aggregate intrinsic value. PG&E Replacement Options shall be issued pursuant to the long-term incentive plan established by PG&E on the same material terms and conditions as the Parent LTIP, except with respect to the adjustments referred to below, in a manner that will be compliant with FASB Interpretation No. 44 in order to retain the same aggregate intrinsic value.

         (b) Determination of Shares. The number of shares of Parent Common
             -----------------------
Stock subject to Parent Replacement Options for each optionee shall be equal to the number of shares of Parent Common Stock subject to unexercised Parent options held by such optionee on the Spin-Off Date. The number of shares of PG&E Common Stock subject to PG&E Replacement Options for each optionee shall be equal to the number of shares of Parent Common Stock subject to unexercised Parent options held by such optionee on the Spin-Off Date.

         (c) Determination of Exercise Price. The per share exercise price of
             -------------------------------
Parent Replacement Options shall be calculated by multiplying the per share exercise price of each grant of Parent options prior to the Spin-Off by a fraction, the numerator of which is the difference between the Parent Stock Value and the PG&E Stock Value, and the denominator of which is the Parent Stock Value. The per share exercise price of PG&E Replacement Options shall be calculated by multiplying the per share exercise price of each grant of Parent options prior to the Spin-Off Date by a fraction, the numerator of which is the PG&E Stock Value, and the denominator of which is the Parent Stock Value.

         (d) Treatment of Employment. As provided in the Parent LTIP, Parent
             -----------------------
Replacement Options shall treat employment with the PG&E Group as employment with the Parent Group. PG&E Replacement Options shall treat employment with the Parent Group, the ETrans Group, the GTrans Group and the Gen Group as employment with the PG&E Group. The Transfers, the Separation and the Spin-Off shall not, separately or together, result in any acceleration of vesting of stock options.

         (e) Treatment of Dividend Equivalents. Notwithstanding any other
             ---------------------------------
provision of this Section 11.01, stock options originally granted under the Parent LTIP in conjunction with dividend equivalent rights, and the dividend equivalent rights themselves, shall be adjusted and/or modified in the sole discretion of a subcommittee consisting of at least two members of the Parent Nominating and Compensation Committee so as to fulfill the purposes of section 14 of the Parent LTIP.

     Section 11.02.    PG&E Retirement Plan.

         (a) Transfers of Cash and Securities. As soon as practicable following
             --------------------------------
the Spin-Off Date, but no later than 90 days after the Spin-Off Date, PG&E shall cause to be transferred from the trust for the Pacific Gas and Electric Company Retirement Plan (the "PG&E Retirement Plan") to the trust of a plan designated
                      --------------------
by Parent (the "Parent Retirement Plan"), cash and securities (as determined in
                ----------------------
accordance with the Employee Matters Agreement) equal to W multiplied by (X divided by Y). The quantities W, X and Y shall have the following values:

            (i) W equals the fair market value of total assets of the PG&E Retirement Plan shown on the trust statement for the PG&E Retirement Plan prepared as of the Spin-Off Date, increased by interest from the date as of which such report is prepared until the date of transfer of assets to Parent's Retirement Plan. The interest to be credited during this period shall equal the average rate of return earned on the assets of the PG&E Retirement Plan from the Spin-Off Date until the transfer of assets from the PG&E Retirement Plan to Parent's Retirement Plan.

            (ii) X equals the actuarial liability as of the Spin-Off Date under the PG&E Retirement Plan for all the participants under the PG&E Retirement Plan who as of the Spin-Off Date are Active Parent Employees (those individuals for whom assets are transferred under this Section 11.02(a) are referred to as the "Transferred Participants"). X shall be computed using the entry age normal
------------------------
actuarial method, and in accordance with Section 11.02(c) below.

            (iii) Y shall be the actuarial liability (computed as described in Section 11.02(a)(ii)), for all participants and beneficiaries under the PG&E Retirement Plan as of the Spin-Off Date, including retired and terminated vested participants.

       (b)  Value of Assets. Notwithstanding any other provision of this Section
            ---------------
11.02, the value of assets to be transferred to the Parent Retirement Plan under this Section 11.02 shall be no less than the present value of the benefits of the Transferred Participants under the PG&E Retirement Plan on a termination basis (within the meaning of Treasury Regulation Section 1.414(l)-1(b)(5)), as certified by the enrolled actuary for the PG&E Retirement Plan.

       (c)  Actuary. The calculations described under this Section 11.02 shall
            -------
be conducted by an actuary designated by Parent and shall be performed in a manner that is generally consistent with the actuarial assumptions, practices and procedures used by the enrolled actuary for the PG&E Retirement Plan in preparing actuarial reports for the PG&E Retirement Plan, and as may be set forth in greater detail in the Employee Matters Agreement.

       (d)  Amount of Benefit. Upon transfer of the assets provided for under
            -----------------
this Section 11.02, Parent Retirement Plan shall provide a benefit for each Transferred Participant at least equal to his or her accrued benefit under the PG&E Retirement Plan as of the Spin-Off Date.

       (e)  Notice. In order to accommodate the transfers under this section
            ------
11.02, PG&E shall notify Parent at least 45 days prior to the transfer of assets and shall file a Form 5310A with the Internal Revenue Service, if required. Parent shall likewise file a Form 5310A with the Internal Revenue Service, if required.

   Section 11.03. PG&E Postretirement Medical Plan Trust - Non-Management Retirees.

       (a)  Transfers of Cash and Securities. As soon as practicable following
            --------------------------------
the Spin-Off Date, but no later than 90 days after the Spin-Off Date, PG&E shall cause to be transferred from the PG&E Postretirement Medical
Plan-Trust-Non-Management Retirees (the "PG&E Non-Management VEBA") to a plan
                                         ------------------------
designated by Parent (the "Parent Non-Management
                           ---------------------

VEBA"), cash and securities (as determined in accordance with the Employee
----
Matters Agreement) equal to W multiplied by (X divided by Y). The quantities W, X and Y shall have the following values:

         (i) W equals the fair market value of total assets of the PG&E Non-Management VEBA shown on the trust statement for such VEBA prepared as of the Spin-Off Date, increased by interest from the date as of which such reports are prepared until the date of transfer of assets to the Parent Non-Management VEBA. The interest to be credited during this period shall equal the average rate of return earned on the assets of the PG&E Non-Management VEBA from the Spin-Off Date until the transfer of assets from the PG&E Non-Management VEBA to Parent's Non-Management VEBA.

         (ii) X equals the actuarial liability as of the Spin-Off Date under the PG&E Non-Management VEBA for all the participants under the PG&E Non-Management VEBA who as of the Spin-Off Date are Active Parent Employees. X shall be computed by using the projected unit credit actuarial method, and in accordance with Section 11.03(b) below.

         (iii) Y shall be the actuarial liability (computed as described in Section 11.03(a)(ii)), for all participants and beneficiaries under the PG&E Non-Management VEBA, as of the Spin-Off Date, including retired and terminated vested participants.

     (b) Actuary. The calculations described under this Section 11.03 shall be
         -------
conducted by an actuary designated by Parent and shall be performed in a manner that is generally consistent with the actuarial assumptions, practices and procedures used by the enrolled actuary for the PG&E Non-Management VEBA in preparing actuarial reports for the PG&E Non-Management VEBA, and as may be set forth in greater detail in the Employee Matters Agreement.

     (c) Responsibility for Benefit. Upon transfer of the assets provided for
         --------------------------
under this Section 11.03, Parent shall be responsible for the benefits, if any, payable to participants under the PG&E Non-Management VEBA as of the Spin-Off Date who as of such date are Active Parent Employees.

   Section 11.04. PG&E Postretirement Medical Plan Trust - Management and Non Bargaining Unit Retirees.

     (a) Transfers of Cash and Securities. As soon as practicable following the
         --------------------------------
Spin-Off Date, but no later than 90 days after the Spin-Off Date, PG&E shall cause to be transferred from the PG&E Postretirement Medical Plan Trust - Management and Non Bargaining Unit Retirees (the "PG&E Management VEBA") to a
                                                  --------------------
plan designated by Parent (the "Parent Management VEBA"), cash and securities
                                ----------------------
(as determined in accordance with the Employee Matters Agreement) equal to W multiplied by (X divided by Y). The quantities W, X and Y shall have the following values:

         (i) W equals the fair market value of total assets of the PG&E Management VEBA shown on the trust statement for the PG&E Management VEBA prepared as of the Spin-Off Date, increased by interest from the date as of which such reports are prepared until the date of transfer of assets to the Parent Management VEBA. The interest to be credited during this period shall equal the average rate of return earned on the assets of the PG&E Management VEBA from the Spin-Off Date until the transfer of assets from the PG&E Management VEBA to Parent's Management VEBA.

                  (ii) X equals the actuarial liability as of the Spin-Off Date under the PG&E Management VEBA for all the participants under the PG&E Management VEBA who as of the Spin-Off Date are Active Parent Employees. X shall be computed by using the projected unit credit actuarial method, and in accordance with Section 11.04(b) below.

                  (iii) Y shall be the actuarial liability (computed as described in Section 11.04(a)(ii)), for all participants and beneficiaries under the PG&E Management VEBA, as of the Spin-Off Date, including retired and terminated vested participants.

         (b)      Actuary. The calculations described under this Section 11.04
                  -------
shall be conducted by an actuary designated by Parent and shall be performed in a manner that is generally consistent with the actuarial assumptions, practices and procedures used by the enrolled actuary for the PG&E Management VEBA in preparing actuarial reports for the PG&E Management VEBA, and as may be set forth in greater detail in the Employee Matters Agreement.

         (c)      Responsibility for Benefit. Upon transfer of the assets
                  --------------------------
provided for under this Section 11.04, Parent shall be responsible for the benefits, if any, payable to participants under the PG&E Management VEBA as of the Spin-Off Date who as of such date are Active Parent Employees.

    Section 11.05. The Pacific Gas and Electric Company Postretirement Life Insurance Trust.

         (a)      Division of Policy. As soon as practicable following the
                  ------------------
Spin-Off Date, but no later than 90 days after the Spin-Off Date, PG&E shall (i) shall cause the Continued Life Insurance Reserve Fund, Policy 74302, issued by Metropolitan Life Insurance Company ("Policy 74302"), and held by the Pacific
                                      ------------
Gas and Electric Company Postretirement Life Insurance Trust (the "PG&E Life
                                                                   ---------
Insurance Trust"), to be divided into two policies, the PG&E Life Insurance
---------------
Reserve Fund Policy and the Parent Life Insurance Reserve Fund Policy, and (ii) shall cause the Metropolitan Life Insurance Company to issue the Parent Life Insurance Reserve Fund Policy in the name of Parent.

         (b)      Allocation of Reserves. PG&E shall ensure that the reserves
                  ----------------------
allocated to the Parent Life Insurance Reserve Fund Policy shall be equal to W multiplied by (X divided by Y). The quantities W, X and Y shall have the following values:

                  (i) W equals the total fair market value of the reserves under Policy 74302, as of the Spin-Off Date.

                  (ii) X equals the actuarial liability as of the Spin-Off Date under Policy 74302 for all the participants in that policy who as of the Spin-Off Date are Active Parent Employees. X shall be computed by using the projected unit credit actuarial method, and in accordance with Section 11.05(c) below.

                  (iii) Y shall be the actuarial liability (computed as described in the preceding sentence), for all participants and beneficiaries under Policy 74302, as of the Spin-Off Date, including retired and terminated vested participants.

         (c)      Actuary. The calculations described under this Section 11.05
                  -------
shall be conducted by an actuary designated by Parent and shall be performed in a manner that is generally consistent with the actuarial assumptions, practices and procedures used by the enrolled actuary for the PG&E Life Insurance Trust in preparing actuarial reports for such trust and Policy 74302, and as may be set forth in greater detail in the Employee Matters Agreement.

         (d)      Responsibility for Benefits. Upon issuance to Parent of the
                  ---------------------------
policy provided for under this Section 11.05, Parent shall be responsible for the benefits, if any, payable to participants under the Policy 74302 as of the Spin-Off Date who as of such date are Active Parent Employees.

    Section 11.06. Cooperation. PG&E and Parent agree to cooperate with each other to effect the provisions of Sections 11.02 through 11.05. In connection therewith, PG&E shall make available to Parent and its Representatives such actuarial, financial, personnel and related information as reasonably may be requested by Parent or any such Person to determine the value of Liabilities and Assets of the employee benefit plans to which Sections 11.02 through 11.05 apply, to determine the identity of participants in such plans, and to verify the correctness of any calculation of Assets or Liabilities to be transferred to Parent.

                                  ARTICLE XII

                               GENERAL PROVISIONS

    Section 12.01. Complete Agreement. This Master Separation Agreement and the Ancillary Agreements and the Appendices, Schedules and Exhibits referenced in or attached to this Master Separation Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between this Master Separation Agreement and any Appendix, Schedule or Exhibit, the Appendix, Schedule or Exhibit, as the case may be, shall prevail. Other than
Article X, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement other than the Tax Matters Agreement (the provisions of which shall prevail in all cases), and except for Article VI, in the event and to the extent that there is a conflict between the provisions of this Master Separation Agreement and the provisions of any Ancillary Agreement, the Ancillary Agreement shall prevail.

    Section 12.02. Ancillary Agreements. This Master Separation Agreement is not intended to address, and should not be interpreted to address, all the matters expressly covered by the Ancillary Agreements or the Operating Agreements.

    Section 12.03. Counterparts. This Master Separation Agreement may be executed in counterparts, each of which shall be deemed to be an original copy of this Master

Separation Agreement, but all of which, when taken together, shall be deemed to constitute one and the same agreement.

    Section 12.04. Responsibility for Expenses.

         (a)      Transaction Expenditures. PG&E shall bear all costs and
                  ------------------------
expenses incurred in connection with the transactions contemplated by this Master Separation Agreement that are incurred or should have been incurred under the terms of this Master Separation Agreement and the Plan on or before the Effective Date, other than those costs and expenses initially incurred by Parent or its Affiliates which shall not be paid by PG&E unless Parent has sought and obtained authority from the Bankruptcy Court for reimbursement by PG&E.

         (b)      Expenses Incurred or Accrued after the Effective Date. Except
                  -----------------------------------------------------
as otherwise set forth in this Master Separation Agreement or any Ancillary Agreement, from and after the Effective Date each Party shall bear its own costs and expenses incurred in connection with the transactions contemplated by this Master Separation Agreement.

    Section 12.05. Notices. All notices, consents, requests, waivers, claims or other communications required or permitted under this Master Separation Agreement shall be in writing and shall be deemed effectively given the earliest of (a) when received; (b) when delivered personally (with written confirmation of receipt); (c) when delivered by facsimile (with receipt of appropriate confirmation by voice or otherwise); (d) one Business Day after being deposited with a nationally recognized overnight courier service (receipt requested); or
(e) four Business Days after being deposited with the U.S. mail, registered or certified, postage prepaid, and in each case addressed as follows:

         To Parent:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention:  ________________________________
         Facsimile No. ______________________________


         with a copy (not constituting notice) to:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention:  ________________________________
         Facsimile No. ______________________________

         To PG&E and Holdings

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________


         with a copy (not constituting notice) to:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         To Newco:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         with a copy (not constituting notice) to:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         To ETrans:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         with a copy (not constituting notice) to:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         To GTrans:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         with a copy (not constituting notice) to:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         To Gen:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

         with a copy (not constituting notice) to:

         ____________________________________________
         ____________________________________________
         ____________________________________________
         Attention: _________________________________
         Facsimile No. ______________________________

Any Party may, by written notice to the other Parties, change the address or facsimile number to which notices are to be given.

     Section 12.06. Limitation on Waivers. No failure to exercise and no delay in exercising, on the part of a Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Master Separation Agreement or the documents referred to in this Master Separation Agreement shall be released, waived or renounced, in whole or in part, by the Party holding such claim or right, unless in writing signed by such Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on a Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Master Separation Agreement or the documents referred to in this Master Separation Agreement.

         Section 12.07. Amendments and Waivers. Neither this Master Separation Agreement nor any terms, covenants, agreements, conditions or provisions hereof may be amended, supplemented or modified except in accordance with this Section
12.07. The Parties may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding or modifying any provisions to this Master Separation Agreement or changing in any manner the rights of the Parties hereunder, provided that any such amendments, supplements
                                 --------
or modifications are consistent with the Plan and the Confirmation Order or (b) waive, on such terms and conditions as may be specified in writing, any of the requirements of this Master Separation Agreement provided any such waiver is consistent with the Plan and the Confirmation Order; provided, however, that
                                                     --------  -------
Article VIII may not be amended after the Spin-Off in respect of third party beneficiaries thereof without the consent of such Persons.

         Section 12.08. Assignment. No Party to this Master Separation Agreement shall (a) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such Party (other than a merger or consolidation in which the Party is the surviving or continuing Person or a merger effected solely to change the domicile of such Party), or (b) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or more than fifty-one percent (51%) of its assets (based on the greater of (i) the book value of such Party's assets as shown on its most recently available financial statements and (ii) the fair market value of such Party's assets as of the end of the period reported in such financial statements), unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other Parties, all of the obligations of the applicable Party under this Master Separation Agreement.

         Except as expressly provided above and in Section 2.01 and Article III, neither this Master Separation Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign or delegate without such consent shall be void.

         Section 12.09. Successors and Assigns. Subject to Section 12.08, this Master Separation Agreement shall be binding in all respects upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties.

         Section 12.10. Termination. This Master Separation Agreement shall terminate in its entirety if prior to January 1, 2003 (or such other date as may be provided in any amendment to the Plan) neither the Transfer Date nor the Effective Date occurs. In the event of such termination, no Party shall have any liability of any kind to any other Party. After the Spin-Off, this Master Separation Agreement may not be terminated except by an agreement in writing signed by each Party; provided, however, that Article VIII may not be terminated
                      --------  -------
after the Spin-Off in respect of the third party beneficiaries thereof without the consent of such Persons.

         Section 12.11. Third Party Beneficiaries. Except as expressly contemplated by Article VIII and Article IX, this Master Separation Agreement and all of its provisions and conditions are solely for the benefit of the Parties and the members of their Groups and shall not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this Master Separation Agreement.

         Section 12.12. Governing Law. This Master Separation Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that certain matters are preempted by federal Law (including the Bankruptcy Code) or by the Law of the jurisdiction of organization of the applicable Parties. Except as expressly provided in this
Section 12.12, the scope of the foregoing governing law provision is intended to be all-encompassing of any and all Agreement Disputes that may be brought in any court or in any mediation or arbitration proceeding and that relate to the subject matter of this Master Separation Agreement or any Ancillary Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.

         Section 12.13. Severability. Any provision of this Master Separation Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, if any provision of this Master Separation Agreement or the application thereof to a Person or circumstance is determined by a nonappealable decision by a court, administrative agency or arbitrator with jurisdiction of the matter to be invalid, void or unenforceable in any respect, the remaining provisions of this Master Separation Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Master Separation Agreement so as to effect the original intent of the Parties as closely as possible; provided, that such
                                                       --------
modification is consistent with the Plan and the Confirmation Order.

         Section 12.14. Authority. Each Party represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Master Separation Agreement; (b) the execution, delivery and performance of this Master Separation Agreement by it has been duly authorized by all necessary corporate or other requisite actions; (c) it has duly and validly executed and delivered this Master Separation Agreement; and (d) this Master Separation Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and general principles of equity.

         Section 12.15. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action required or permitted by this Master Separation Agreement shall be a day which is not a Business Day, then such action may be taken on the next succeeding day which is a Business Day.

         Section 12.16. Audit Rights. For good cause and upon reasonable notice, each Party receiving payments under Section 3.01(d) shall have the right to audit, at its own expense, the relevant records of PG&E for the limited purpose of determining whether PG&E is meeting its obligations under such Sections. Such audits shall be limited to only those records reasonably required to determine such compliance.

         Section 12.17. Force Majeure. No Party shall be deemed in default of this Master Separation Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Master Separation Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         Section 12.18. Survival of Agreements. All covenants and agreements of the Parties contained in this Master Separation Agreement and all covenants and agreements of the Parties contained in the Ancillary Agreements shall survive the Transfer Date, the Effective Date and the Spin-Off Date, except as expressly provided herein and therein, and shall not be merged into any deeds or other transfer or closing instruments or documents, including the Conveyancing and Assumption Instruments.

         In WITNESS WHEREOF, the Parties have caused this Master Separation Agreement to be duly executed, as of the day and year first written.

                                  PG&E CORPORATION

                                  By:___________________________________________

                                  Name: ________________________________________

                                  Title:________________________________________


                                  PACIFIC GAS AND ELECTRIC COMPANY

                                  By:___________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________


                                  PG&E HOLDINGS, LLC

                                  By:___________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________

                                   NEWCO ENERGY CORPORATION

                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________


                                   ETRANS LLC

                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________


                                   GTRANS LLC

                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________


                                   ELECTRIC GENERATION LLC

                                   By:__________________________________________

                                   Name:________________________________________

                                   Title:_______________________________________

                                  Schedule 2.03
                       Ancillary and Operating Agreements
                           Effective on Transfer Date

                                    [To Come]

                              Schedule 3.01(a)(vi)
                                 Newco Contracts

                                    [To Come]

                              Schedule 3.01(a)(vii)
                             Shared Services Assets

                                    [To Come]

                             Schedule 3.01(a)(viii)
                                   TES Assets

                                    [To Come]

                                  Schedule 3.03
                                 Cash and Notes

     [To be determined in accordance with the Plan immediately prior to the
                                Transfer Date.]

                                  Schedule 3.06
                       Ancillary and Operating Agreements
                           Effective on Effective Date

                                    [To Come]

                                Schedule 3.07(a)
                      Personal Property Transferred to PG&E

                                    [To Come]

                                Schedule 3.07(b)
                     Personal Property Transferred to ETrans

                                    [To Come]

                                Schedule 3.07(c)
                     Personal Property Transferred to GTrans

                                    [To Come]

                                Schedule 3.07(d)
                      Personal Property Transferred to Gen

                                    [To Come]

                                  Schedule 4.06
                       Ancillary and Operating Agreements
                           Effective on Spin-Off Date

                                    [To Come]

                                  Schedule 6.06
                               Parent Obligations

A. Indemnity Agreement by the Parent dated April 7, 2000, to indemnify guaranteed party for issuance of Surety Bond No. 00-207-724 issued on behalf of PG&E for Worker's Compensation between PG&E and American Home Assurance Company for $85,000,000.

B. Indemnity Agreement by the Parent dated April 7, 2000, to indemnify guaranteed party for issuance of Surety Bond No. 159267371 issued on behalf of PG&E for Worker's Compensation between PG&E and CNA Insurance Companies for $80,678,174.

C. Indemnity Agreement by the Parent dated April 7, 2000, to indemnify guaranteed party for issuance of Surety Bond No. 955006 issued on behalf of PG&E for Worker's Compensation between PG&E and Kemper Insurance Companies for $80,678,175.

D. Indemnity Agreement by the Parent dated May 1, 2000, to indemnify guaranteed party for issuance of Surety Bond No. B1686191 issued on behalf of PG&E for Worker's Compensation between PG&E and Traveller's Insurance as successor to Reliance Insurance Company for $100,000,000.

E. Indemnity Agreement by the Parent dated May 1, 2000, to indemnify guaranteed party for issuance of Surety Bond No. 11133362811 issued on behalf of PG&E for Worker's Compensation between PG&E and Fireman's Fund Insurance Company for $54,891,365.

F. Agreement of Assumption and Guarantee of Workers' Compensation Liabilities dated March 27, 1997 by the Parent in favor of the State of California with respect to the same obligations identified in Items A through E above.

                                  Schedule 8.01
                       Shared Liabilities; Managing Party

                 Type                          Managing Party               Liability Sharing
                 ----                          --------------               -----------------
        Securities Liabilities                     Parent                      Parent 50%
                                                                                PG&E 50%

  Allowed Chromium Litigation Claims                PG&E                        PG&E 50%
                                                                              ETrans 12.5%
                                                                              GTrans 12.5%
                                                                                 Gen 25%

   Costs of the Chromium Litigation                 PG&E                        PG&E 50%
                                                                              ETrans 12.5%
                                                                              GTrans 12.5%
                                                                                 Gen 25%

    Casmalia Environmental and Tort                  Gen                         Gen 80%
              Liabilities                                                       PG&E 20%

    Other Environmental Obligations          [to be determined]            [to be determined]

                [Additional Shared Liabilities to be identified]

                                  Schedule 8.09

                               Third Party Claims

     [To be determined based on Third Party Claims immediately prior to the
                                Transfer Date.]

                                  Schedule 8.14

                         Shared Assets; Managing Party

               Type                        Managing Party           Liability Sharing
               ----                        --------------           -----------------
    Company Policies Covering                 Parent                    Parent 50%
     Securities Liabilities                                              PG&E 50%

         Other Determined                [to be identified]         [to be identified]
          Shared Assets

      Contingent Gains Net                    Parent                    Parent 50%
 Transferred to ETrans, GTrans or                                        PG&E 50%
Gen or Retained by  PG&E Pursuant
 to the Asset Transfer Agreements

                                    EXHIBIT A

                                GLOSSARY OF TERMS

         "Action" means any action, suit, arbitration, inquiry, proceeding or
          ------
investigation by or before any Governmental Authority or any arbitration tribunal.

         "Active Parent Employee" means any individual who performs services for
          ----------------------
the Parent and who is designated on the records of the Parent as an employee (including individuals providing services for ETrans, GTrans, Gen and Newco) on the Spin-Off Date, including any other individual who is designated by both PG&E and Parent as an employee of Parent beginning on or before the Spin-Off Date.

         "Additional Deductible" has the meaning set forth in Section
          ---------------------
9.05(d)(iii)(B) of the Master Separation Agreement.

         "Additional Long-Term Notes" has the meaning set forth in Section
          --------------------------
3.04(a) of the Master Separation Agreement.

         "Affiliate" means, when used with respect to a specified Person,
          ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "Agent" means such trust company or bank designated by Parent to act as
          -----
agent for the holders of Parent Common Stock in connection with the Spin-Off.

         "Agreement Disputes" has the meaning set forth in Section 10.01 of the
          ------------------
Master Separation Agreement.

         "Allowed Claim" has the meaning set forth in the Plan.
          -------------

         "Ancillary Agreement" means the Asset Transfer Agreements, the Employee
          -------------------
Matters Agreement, the Tax Matters Agreement, the Trademark and Service Mark License Agreement, the Trademark Assignment, the Records Access Agreement, the PC Bond Agreements, the Environmental Indemnification Agreements and the Settlement and Stanislaus Commitments.

         "Asset Transfer Agreements" means, collectively, the ETrans Asset
          -------------------------
Transfer Agreement, the GTrans Asset Transfer Agreement and the Gen Asset Transfer Agreement.

         "Assets" means assets, properties and rights (including goodwill),
          ------
wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including:

     (i) all accounting and other books, records and files whether in paper, microfilm, microfiche,computer tape or disc, magnetic tape or any other form;

     (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, capital and other spares, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

     (iii) all inventories of materials, parts, raw materials, supplies, work-in-process, consigned goods, finished goods, packaging and all products and product samples;

     (iv) all interests in real property of whatever nature, including easements, leases and licenses, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

     (v)     all buildings and other improvements to real property;

     (vi) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

     (vii) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products, other sales or purchase agreements, distributions arrangements, and other contracts, agreements or commitments;

     (viii)  all deposits, letters of credit and performance and surety bonds;

     (ix) all technical information, data, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

     (x)     all Intellectual Property;

     (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

     (xii) all prepaid expenses, trade accounts and other accounts and notes receivables;

     (xiii) all rights under contracts, agreements, warranties or guarantees, all claims or rights or judgments against any Person, all rights in connection with any bids or offers and all claims, choses in action, rights of recovery and rights of set-off or similar rights, whether accrued or contingent, and refunds and deposits;

     (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

     (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

     (xvi) advertising and marketing materials and other printed or written materials;

     (xvii) employee contracts, including any rights thereunder to restrict an employee or former employee from competing in certain respects and personnel and medical files and records;

     (xviii) all computer programs and other software (in executable or source code format), including operating software, applications, networks software, firmware, middleware, design software, design tools, test and diagnostic software and systems configurations (and all documentation, schematics, drawings, designs, manuals, reports, records, instructions, studies, surveys, plans, books or other written materials (whether in hard copy or magnetic form) relating to or including the foregoing) but excluding product-related computer programs and other software;

     (xix) Cash and cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

     (xx) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     "Assuming Party" has the meaning set forth in Section 8.06(b)(i) of the
      --------------
Master Separation Agreement.

     "Bankruptcy Code" means title 11 of the United States Code, as amended from
      ---------------
time to time.

     "Bankruptcy Court" means the United States Bankruptcy Court for the
      ----------------
Northern District of California having jurisdiction over the case under chapter 11 of the Bankruptcy Code commenced by PG&E on April 6, 2001 and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 128 of the United States Code.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as
      ----------------
promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court, as amended from time to time.

     "BFM" means the block forward market formerly administered by the PX.
      ---

     "BFM Contract Seizure Claim" means the claims and actions in the BFM
      --------------------------
Contract Seizure Litigation.

     "BFM Contract Seizure Litigation" means all Causes of Action of PG&E
      -------------------------------
arising from the seizure by the Governor of the State of California on or about February 5, 2001 of PG&E's block forward market contracts for the delivery of specified quantities of electricity at specified prices and at specified times during 2001, including (a) the claims set forth in the administrative claim filed by PG&E with the California Victim Compensation Board on or about March 28, 2001 (Government Claim No. G513644), and (b) the claims set forth in the action filed by PG&E against the State of California on or about July 16, 2001 in San Francisco Superior Court (Case No. 322921).

     "Businesses" means the PG&E Business, the ETrans Business, the GTrans
      ----------
Business and the Gen Business.

     "Business Day" means any day other than a Saturday or Sunday or any other
      ------------
day on which commercial banks in San Francisco, California or New York, New York are required or authorized to close by law or executive order.

     "Calaska" means Calaska Energy Company, a California corporation and a
      -------
wholly owned subsidiary of PG&E.

     "Cash" means legal tender of the United States of America.
      ----

     "Cause of Action" means any and all actions, causes of
      ---------------
action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to April 6, 2001 or during the course of the case commenced by PG&E in the Bankruptcy Court on April 6, 2001 under chapter 11 of the Bankruptcy Code, including through the Effective Date.

     "Chromium Litigation" means Causes of Action against PG&E relating to
      -------------------

alleged chromium contamination, including the following sixteen civil actions pending in California courts: (a) Aguayo v. Pacific Gas
                                  ---------------------
and Electric Company, filed March 15, 1995, in Los Angeles County Superior
--------------------
Court, (b) Aguilar v. Pacific Gas and Electric Company, filed October 4, 1996,
           -------------------------------------------
in Los Angeles County Superior Court, (c) Acosta, et al. v. Betz Laboratories,
                                          ------------------------------------
Inc., et al., filed November 27, 1996, in Los Angeles County Superior Court, (d)
------------
Adams v. Pacific Gas and Electric Company and Betz Chemical Company, filed on
-------------------------------------------------------------------
July 25, 2000, in Los Angeles County Superior Court, (e) Baldonado v. Pacific
                                                         --------------------
Gas and Electric Company, filed on October 25, 2000, in Los Angeles County
------------------------
Superior Court, (f) Gale v. Pacific Gas and Electric Company, filed on January
                    ----------------------------------------
30, 2001, in Los Angeles County Superior Court, (g) Monice v. Pacific Gas &
                                                    -----------------------
Electric Company, filed March 15, 2001, in San Bernardino County Superior Court,
----------------
(h) Fordyce v. Pacific Gas and Electric Company, filed March 16, 2001, in San
    -------------------------------------------
Bernardino Superior Court, (i) Puckett v. Pacific Gas & Electric Company, filed
                               -----------------------------------------
March 30, 2001, in Los Angeles County Superior Court, (j) Alderson, et al. v.
                                                          -------------------
PG&E Corporation, Pacific Gas and Electric Company, Betz Chemical Company, et
-----------------------------------------------------------------------------
al., filed April 11, 2001, in Los Angeles County Superior Court, (k) Bowers, et
---                                                                  ----------
al. v. Pacific Gas and Electric Company, et al., filed April 20, 2001, in Los
-----------------------------------------------
Angeles County Superior Court, (l) Boyd, et. al. v. Pacific Gas and Electric
                                   -----------------------------------------
Company, et al., filed on May 2, 2001, in Los Angeles County Superior Court, (m)
---------------
Martinez, et al. v. Pacific Gas and Electric Company, filed June 29, 2001, in
----------------------------------------------------
Los Angeles County Superior Court, (n) Kearney
                                       -------

v. Pacific Gas and Electric Company, filed November 15, 2001, in Los Angeles
-----------------------------------
County Superior Court, (o) Miller v. Pacific Gas and Electric Company, filed
                           ------------------------------------------
November 21, 2001, in Los Angeles County Superior Court, and (p) Lytle v.
                                                                 --------
Pacific Gas and Electric Company, filed March 22, 2002, in Yolo County Superior
--------------------------------
Court.

     "Chromium Litigation Claims" has the meaning set forth in the Plan.
      --------------------------

     "Claim" has the meaning set forth in the Plan.
      -----

     "Claims Administration" means the processing of claims made under the
      ---------------------
Company Policies, including the reporting of losses, management, prosecution, settlement and defense of claims (except to the extent settlement authority remains with another Party under the Master Separation Agreement) and providing for appropriate releases upon settlement of claims.

     "Claims Administrator" has the meaning set forth in Section 9.03(c) of the
      --------------------
Master Separation Agreement.

     "Claims Against the State" means any Cause of Action of PG&E against the
      ------------------------
State of California or any agency or subdivision thereof resulting from actions of the State of California and the CPUC relating to the recovery of transition costs and the failure to timely conclude that the conditions for ending the rate freeze had been satisfied.

     "Company Policies" means, collectively, the Parent Policies and the PG&E
      ----------------
Policies.

     "Confirmation Order" means the order of the Bankruptcy Court confirming the
      ------------------
Plan pursuant to section 1129 of the Bankruptcy Code.

     "Conflict Waiver" has the meaning set forth in Section 7.09(b) of the
      ---------------
Master Separation Agreement.

     "Consent" means any approval, authorization, consent, certificate or waiver
      -------
required to be obtained from any Governmental Authority or other third party for the consummation of a specified transaction, including any option, right of first refusal or other similar right of a third party triggered by a specified transaction.

     "Contingent Gain" means any claim, right, cause of action, warranty,
      ---------------
guarantee, refund, right of recovery or right of set-off, including any right or claim against a supplier or customer (for the purposes of this definition, a "claim") of PG&E, ETrans, GTrans or Gen or any member of their respective Groups, whenever arising, against any Person other than Parent, PG&E, ETrans, GTrans or Gen or any member of their respective Groups, if and to the extent that (a) such claim has accrued as of the Transfer Date (based on then existing
Law) and (b) the existence or scope of the obligation (arising from such claim) of such other Person as of the Transfer Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Transfer Date or as a result of the failure of such claim to have been discovered or asserted as of the Transfer Date. A claim meeting the foregoing definition shall be considered a Contingent Gain, regardless of whether there was any Action pending, threatened or contemplated as of the Transfer Date with respect thereto. For purposes of the foregoing, a claim shall be deemed to have accrued as of the Transfer Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Transfer Date, such that the claim, were it asserted in an Action on or prior to the Transfer Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of the following shall deemed to be a Contingent Gain: (i) any payment to any member of the Parent Group, the PG&E Group, the ETrans Group, the GTrans Group or the Gen Group pursuant to or in respect of the Master Separation Agreement or any of the Ancillary Agreements or Operating Agreements, (ii) any Insurance Proceeds, (iii) any Retained Asset,
(iv) any reversal of any litigation reserve or other reserve, or (v) any matters relating to Taxes (which are governed by the Tax Matters Agreement).

     "Conveyancing and Assumption Instruments" means, collectively, the various
      ---------------------------------------
deeds, agreements, instruments and other documents entered into to effect the transfers of Assets and assumptions of Liabilities contemplated by the Master Separation Agreement and the Asset Transfer Agreements.

     "Cost" means (i) out-of-pocket expenses plus (ii) the salary, fringe
      ----
benefits and overhead expense (or an allocable portion thereof) of personnel.

     "Costs of the Chromium Litigation" means the Costs related to the defense
      --------------------------------
of the Chromium Litigation and the prosecution of any counterclaims related to the Chromium Litigation incurred by PG&E, Parent and their respective Affiliates, including attorneys' fees and the fees and expenses of other professionals, from and after the Effective Date.

     "Costs of the Rate Recovery Litigation" means the Costs incurred by PG&E,
      -------------------------------------
Parent and their respective Affiliates, related to the prosecution and/or settlement of the Rate Recovery Litigation and the defense of any counterclaims related to the Rate Recovery Litigation and all related Actions and other proceedings, including attorneys' fees and the fees and expenses of other professionals.

     "Counsel" has the meaning set forth in Section 7.09(a) of the Master
      -------
Separation Agreement.

     "Coverage Amount" means the lesser of (a) the available limits of liability
      ---------------
under the Company Policies in effect for periods before the Effective Date with respect to an event or occurrence before the Effective Date, net of uncollectible amounts attributable to insurer insolvencies, and (b) the proceeds received from the Company Policies if any Liabilities are the subject of disputed coverage claims and, following consultation with each other, Parent and/or PG&E agree to accept less than full policy limits from Parent's and PG&E's insurers.

     "CPUC" means the California Public Utilities Commission, or its regulatory
      ----
successor, as applicable.

     "Diablo Canyon Power Plant" means the nuclear facilities known as the
      -------------------------
Diablo Canyon Power Plant located in San Luis Obispo County, California.

     "Disclosure Statement" means the Disclosure Statement for the Plan of
      --------------------
Reorganization Under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company, proposed by PG&E and Parent, dated April 19, 2002, including the Plan Supplement, and all exhibits, supplements, appendices and schedules thereto, as approved on April 24, 2002 by the Bankruptcy Court pursuant to the Disclosure Statement Order.

         "Disclosure Statement Order" means the order of the Bankruptcy Court
          --------------------------
entered pursuant to section 1125 of the Bankruptcy Code approving, among other things, the Disclosure Statement and setting dates for the confirmation hearing and for filing objections to the Plan.

         "Effective Date" has the meaning set forth in the Plan.
          --------------

         "Employee Matters Agreement" means the Employee Matters Agreement
          --------------------------
between Parent and PG&E, as the same may be amended from time to time.

         "Environmental Claims" has the meaning set forth in the Plan.
          --------------------

         "Environmental Indemnification Agreements" means those certain
          ----------------------------------------
Environmental Indemnification Agreements dated as of the Transfer Date between PG&E and other parties to the Asset Transfer Agreements, as the same may be amended from time to time.

         "ETrans" means ETrans LLC, a California limited liability company and a
          ------
wholly owned subsidiary of Newco.

         "ETrans Assets" has the meaning set forth in Section 2.01 of the ETrans
          -------------
Asset Transfer Agreement.

         "ETrans Asset Transfer Agreement" means an Asset Transfer, Assignment
          -------------------------------
and Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit B, together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and ETrans and any Subsidiary of ETrans.

         "ETrans Business" has the meaning set forth in Section 2.01 of the
          ---------------
ETrans Asset Transfer Agreement.

         "ETrans Claim" has the meaning set forth in Section 9.01(a) of the
          ------------
Master Separation Agreement.

         "ETrans Group" means ETrans and the Subsidiaries of ETrans after giving
          ------------
effect to the Separation and Spin-Off.

         "ETrans Indemnitees" means ETrans and the Subsidiaries of ETrans after
          ------------------
giving effect to the Separation and Spin-Off, their successors and permitted assigns, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "ETrans Liabilities" has the meaning set forth in Section 2.04 of the
          ------------------
ETrans Asset Transfer Agreement.

         "ETrans Long-Term Notes" means the long-term debt securities to be
          ----------------------
issued by ETrans, certain of the terms of which are set forth in the Summary of Terms of Debt Securities in the Plan.

         "ETrans Offering Materials" means, collectively, any registration
          -------------------------
statement filed by ETrans with the SEC under the Securities Act, including any prospectus contained therein, any registration statement filed by ETrans with the SEC under the Exchange Act, any other documents or materials filed by ETrans with the SEC, and any documents and materials offering securities of ETrans not filed with the SEC as a result of an exemption from the Securities Act or otherwise, prepared and distributed in connection with the transactions contemplated by the Master Separation Agreement, the Ancillary Agreements and the Plan (but excluding the Disclosure Statement), in each case including all amendments and supplements thereto, as well as any Information furnished in connection with any "road shows" or other presentations with respect thereto.

         "ETrans Third Party Claims" has the meaning set forth in Section
          -------------------------
8.09(a) of the Master Separation Agreement.

         "Excess Deductible" has the meaning set forth in Section 9.05(d)(iii)
          -----------------
(A) of the Master Separation Agreement.

         "Excess Long-Term Notes" has the meaning set forth in Section 3.04(b)
          ----------------------
of the Master Separation Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended
          ------------
from time to time and the rules and regulations promulgated thereunder or any successor legislation, as applicable.

         "FASB" means the Financial Accounting Standards Board, or its
          ----
regulatory successor, as applicable.

         "FERC" means the United States Federal Energy Regulatory Commission, or
          ----
its regulatory successor, as applicable.

         "Final Order" means an order or decree of the Bankruptcy Court, or any
          -----------
other court of competent jurisdiction, as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to PG&E or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or decree of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order or decree was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a
                                 --------  -------
motion under

Rule 59 or Rule 60 of the Fed. Rules Civ. Pro., or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not prevent such order or decree from being a Final Order.

         "Fire Suppression Claims" has the meaning set forth in the Plan.
          -----------------------

         "GAAP" means United States generally accepted accounting principles.
          ----

         "Gen" means Electric Generation LLC, a California limited liability
          ---
company and a wholly owned subsidiary of Newco.

         "Gen Asset Transfer Agreement" means an Asset Transfer, Assignment and
          ----------------------------
Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit D, together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and Gen and any Subsidiary of Gen.

         "Gen Assets" has the meaning set forth in Section 2.01 of the Gen Asset
          ----------
Transfer Agreement.

         "Gen Business" has the meaning set forth in Section 2.01 of the Gen
          ------------
Asset Transfer Agreement.

         "Gen Claim" has the meaning set forth in Section 9.01(c) of the Master
          ---------
Separation Agreement.

         "Gen Group" means Gen and the Subsidiaries of Gen after giving effect
          ---------
to the Separation and Spin-Off.

         "Gen Indemnitees" means Gen and the Subsidiaries of Gen after giving
          ---------------
effect to the Separation and Spin-Off, their successors and permitted assigns, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "Gen Liabilities" has the meaning set forth in Section 2.04 of the Gen
          ---------------
Asset Transfer Agreement.

         "Gen Long-Term Notes" means the long-term debt securities to be issued
          -------------------
by Gen, certain of the terms of which are set forth in the Summary of Terms of Debt Securities in the Plan.

         "Gen Offering Materials" means, collectively, any registration
          ----------------------
statement filed by Gen with the SEC under the Securities Act, including any prospectus contained therein, any registration statement filed by Gen with the SEC under the Exchange Act, any other documents or materials filed by Gen with the SEC, and any documents and materials offering securities of Gen not filed with the SEC as a result of an exemption from the Securities Act or otherwise, prepared and distributed in connection with the transactions contemplated by the Master Separation Agreement, the Ancillary Agreements and the Plan (but excluding the Disclosure Statement), in each case including all amendments and supplements thereto, as well as any Information furnished in connection with any "road shows" or other presentations with respect thereto.

         "Gen QUIDS Long-Term Notes" means those certain long-term debt
          -------------------------
securities to be issued by Gen, certain of the terms of which are set forth in the Summary of Terms of Debt Securities in the Plan.

         "Gen Third Party Claims" has the meaning set forth in Section 8.09(c)
          ----------------------
of the Master Separation Agreement.

         "Governmental Authority" means any government or any agency, bureau,
          ----------------------
board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Group" means, with respect to any Party, such Party and the
          -----
Subsidiaries of such Party giving effect to the Separation and the Spin-Off.

         "GTrans" means GTrans LLC, a California limited liability company and a
          ------
wholly owned subsidiary of Newco.

         "GTrans Assets" has the meaning set forth in Section 2.01 of the GTrans
          -------------
Asset Transfer Agreement.

         "GTrans Asset Transfer Agreement" means an Asset Transfer, Assignment
          -------------------------------
and Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit C, together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and GTrans and any Subsidiary of GTrans.

         "GTrans Business" has the meaning set forth in Section 2.01 of the
          ---------------
GTrans Asset Transfer Agreement.

         "GTrans Claim" has the meaning set forth in Section 9.01(b) of the
          ------------
Master Separation Agreement.

         "GTrans Group" means GTrans and the Subsidiaries of GTrans after giving
          ------------
effect to the Separation and Spin-Off.

         "GTrans Indemnitees" means GTrans and the Subsidiaries of GTrans after
          ------------------
giving effect to the Separation and Spin-Off, their successors and permitted assigns, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "GTrans Liabilities" has the meaning set forth in Section 2.04 of the
          ------------------
GTrans Asset Transfer Agreement.

         "GTrans Long-Term Notes" means the long-term debt securities to be
          ----------------------
issued by GTrans, certain of the terms of which are set forth in the Summary of Terms of Debt Securities in the Plan.

         "GTrans Offering Materials" means, collectively, any registration
          -------------------------
statement filed by GTrans with the SEC under the Securities Act, including any prospectus contained therein, any registration statement filed by GTrans with the SEC under the Exchange Act, any other documents or materials filed by GTrans with the SEC, and any documents and materials offering securities of GTrans not filed with the SEC as a result of an exemption from the Securities Act or otherwise, prepared and distributed in connection with the transactions contemplated by the Master Separation Agreement, the Ancillary Agreements and the Plan (but excluding the Disclosure Statement), in each case including all amendments and supplements thereto, as well as any Information furnished in connection with any "road shows" or other presentations with respect thereto.

         "GTrans Third Party Claims" has the meaning set forth in Section
          -------------------------
8.09(b) of the Master Separation Agreement.

         "Holdings" means PG&E Holdings, LLC, a Delaware limited liability
          --------
company.

         "Humboldt Bay Power Plant" means the retired nuclear facilities known
          ------------------------
as the Humboldt Bay Power Plant Unit 3, located in Humboldt County, California.

         "Income Tax" means (i) any Tax imposed by Subtitle A or F of the
          ----------
Internal Revenue Code, (ii) any Tax imposed by any state of the United States or by any political subdivision of any such state which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income, and (iii) any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession that is an income tax as defined in Treasury Regulation
Section 1.901-2.

         "Indemnifiable Losses" means, with respect to any Person, any and all
          --------------------
losses, obligations, claims, damages, deficiencies, penalties, judgments, settlements, payments, fines, interest, costs and expenses (including reasonable attorneys', accountants', consultants' or other professionals' fees, investigation expenses and any and all other out-of-pocket expenses) or other Liabilities whatsoever that are assessed, imposed, awarded against or incurred by such Person, but excluding punitive, incidental, indirect, special or consequential loss or damage, except to the extent actually paid by an Indemnitee in respect of a Third Party Claim or Action, either (i) in investigating, preparing for, defending against any Actions, any potential or threatened Action, or any Third Party Claim or potential or threatened Third Party Claim, or in settling any of the foregoing, or in satisfaction of any judgment, fine or penalty rendered in or resulting from any of the foregoing, or otherwise arising out of, relating to or resulting from any Action, any potential or threatened Action, any Third Party Claim, or potential or threatened Third Party Claim, for which such Person would be entitled to indemnification under Article VIII of the Master Separation Agreement, or (ii) in respect of any other event, occurrence or matter for which such Person would be entitled to indemnification under Article VIII of the Master Separation Agreement, in each case whether accrued before, on or after the Effective Date.

         "Indemnifying Party" has the meaning set forth in Section 8.06(a) of
          ------------------
the Master Separation Agreement.

         "Indemnitee" has the meaning set forth in Section 8.06(a) of the Master
          ----------
Separation Agreement.

         "Information" means information, whether or not patentable or
          -----------
copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

         "Information Statement" has the meaning set forth in Section 4.03(a) of
          ---------------------
the Master Separation Agreement.

         "In-House Counsel" has the meaning set forth in Section 7.09(a) of the
          ----------------
Master Separation Agreement.

         "Insurance Administration" means with respect to each Company Policy,
          ------------------------
the accounting for premiums, retrospectively calculated additional or return premiums or assessments, policy dividends or audited exposure, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Company Policies; the reporting to excess insurance carriers of any losses or claims that may cause the per occurrence, per claim or aggregate limits of any Company Policy to be exceeded and the distribution of Insurance Proceeds as contemplated by the Master Separation Agreement.

         "Insurance Proceeds" means, with respect to any insured Person, those
          ------------------
monies, net of any applicable premium adjustment, retrospectively calculated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured, which are either: (i) received by an insured from an insurer or (ii) paid by an insurer on behalf of an insured.

         "Insurance Ratio" has the meaning set forth in Section 9.05(d)(ii)(A)
          ---------------
of the Master Separation Agreement.

         "Insured Claims" means those Liabilities that, individually or in the
          --------------
aggregate, are covered within the terms and conditions of any of the Company Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively calculated premium adjustments.

         "Intellectual Property" means the intellectual property rights owned,
          ---------------------
licensed to or otherwise held throughout the world by any Person, including, all of the rights, title and interests in the following: (i) all United States and foreign patents, patent applications (including any continuations, continuation-in-part and divisionals), patent applications under preparation, invention disclosures and invention disclosures under preparation, (ii) all United States and foreign registered and unregistered copyrights and mask works, including applications and applications under preparation, (iii) all United States and foreign registered and unregistered trademarks, trade names, trade dress, service marks, services names, artwork, logos and other marks, including applications and applications under preparation, (iv) all trade secrets, know-how, ideas, concepts, discoveries, improvements, processes, procedures, methods, recipes, formulae, data and specifications, (v) all product-related computer programs and other software

(in executable or source code format), including operating software, applications, networks software, firmware, middleware, design software, design tools, test and diagnostic software and systems configurations, and (vi) all documentation, schematics, drawings, designs, manuals, reports, records, instructions, studies, surveys, plans, books or other written materials (whether in hard copy or magnetic form) relating to or including any of the (i) through
(v) above.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as
          ---------------------
amended from time to time and the rules and regulations promulgated thereunder, or any successor legislation, as applicable.

         "Joint Claim" has the meaning set forth in Section 9.05(c)(i) of the
          -----------
Master Separation Agreement.

         "Law" means all laws, constitutions, statutes, ordinances, regulations,
          ---
rules and orders of any Governmental Authority, in each case as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         "Liabilities" means any and all debts, liabilities, obligations,
          -----------
responsibilities, charges, claims, actions, injuries, losses, damages of any kind, fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, or any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expenses of counsel, experts' and consultants' fees and costs related thereto or to investigating, preparing for or defending or settling any of the foregoing.

         "Litigation Transfer Event" has the meaning set forth in Section
          -------------------------
3.01(d) of the Master Separation Agreement.

         "Long-Term Notes" means, collectively, the ETrans Long-Term Notes, the
          ---------------
GTrans Long-Term Notes and the Gen Long-Term Notes.

         "Long-Term Notes Shortfall" has the meaning set forth in Section
          -------------------------
3.04(a) of the Master Separation Agreement.

         "Managing Party" has the meaning set forth in Section 8.07(a) of the
          --------------
Master Separation Agreement.

         "Master Separation Agreement" means the Master Separation and
          ---------------------------
Distribution Agreement among Parent, PG&E, Holdings, Newco, ETrans, GTrans and Gen, as the same may be amended from time to time.

         "Mediation Trigger Date" has the meaning set forth in Section 10.02(b)
          ----------------------
of the Master Separation Agreement.

         "NEIL Policies" has the meaning set forth in Section 9.01(c) of the
          -------------
Master Separation Agreement.

         "Net After-Tax Proceeds of the Rate Recovery Litigation" means the
          ------------------------------------------------------
amount determined by multiplying the Net Proceeds of the Rate Recovery Litigation by the percentage determined by subtracting the Tax Rate from 100%.

         "Net Proceeds of the Rate Recovery Litigation" means the aggregate
          --------------------------------------------
amount actually collected in Cash by PG&E from customers thereof that is attributable to any portion of any rate component resulting from resolution of the Rate Recovery Litigation, less the aggregate Costs of the Rate Recovery Litigation.

         "Newco" means Newco Energy Corporation, a California corporation and
          -----
initially a wholly owned subsidiary of PG&E.

         "Newco Assets" has the meaning set forth in Section 3.01(a) of the
          ------------
Master Separation Agreement.

         "Newco Claim" has the meaning set forth in Section 9.01(d) of the
          -----------
Master Separation Agreement.

         "Newco Common Stock" means the common stock, par value $0.001 per
          ------------------
share, of Newco, all of which is held initially by PG&E.

         "Newco Contracts" has the meaning set forth in Section 3.01(a)(vi) of
          ---------------
the Master Separation Agreement.

         "Newco Liabilities" has the meaning set forth in Section 3.01(b) of the
          -----------------
Master Separation Agreement.

         "Newco Rate Recovery Amount" has the meaning set forth in Section
          --------------------------
3.01(a)(i) of the Master Separation Agreement.

         "Newco Third Party Claim" has the meaning set forth in Section 8.09(e)
          -----------------------
of the Master Separation Agreement.

         "NRC" means the United States Nuclear Regulatory Commission or its
          ---
regulatory successor, as applicable.

         "NYSE" means the New York Stock Exchange.
          ----

         "Operating Agreements" means, collectively, the agreements executed
          --------------------
between or among members of the Parent Group, the PG&E Group, the ETrans Group, the GTrans Group and the Gen Group as of the Transfer Date, the Effective Date or the Spin-Off Date, as applicable, other than the Master Separation Agreement and the Ancillary Agreements.

         "Outside Counsel" has the meaning set forth in Section 7.09(a) of the
          ---------------
Master Separation Agreement.

         "Overallocated Party" has the meaning set forth in Section 9.05(d)(ii)
          -------------------
(B) of the Master Separation Agreement.

         "Overallocation" has the meaning set forth in Section 9.05(d)(ii)(B) of
          --------------
the Master Separation Agreement.

         "Parent" means PG&E Corporation, a California corporation.
          ------

         "Parent Common Stock" means the common stock of Parent, without par
          -------------------
value.

         "Parent Group" means Parent and the Subsidiaries of Parent after giving
          ------------
effect to the Separation and Spin-Off, including Newco but excluding therefrom any Subsidiary of Parent that is a member of the ETrans Group, the GTrans Group or the Gen Group.

         "Parent Indemnitees" means Parent, the Subsidiaries and Affiliates of
          ------------------
Parent after giving effect to the Separation and Spin-Off (other than Persons that are ETrans Indemnitees, GTrans Indemnitees or Gen Indemnitees), their successors and permitted assigns, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "Parent LTIP" has the meaning set forth in Section 11.01(a) of the
          -----------
Master Separation Agreement.

         "Parent Management VEBA" has the meaning set forth in Section 11.04(a)
          ----------------------
of the Master Separation Agreement.

         "Parent Nominating and Compensation Committee" means the nominating and
          --------------------------------------------
compensation committee of the Board of Directors of Parent.

         "Parent Non-Management VEBA" has the meaning set forth in Section
          --------------------------
11.03(a) of the Master Separation Agreement.

         "Parent Policies" means all Policies of Parent, current or past, which
          ---------------
are as of the Transfer Date, or at any time were, maintained by, on behalf of, or for the benefit or protection of PG&E or any of its Subsidiaries or any of its predecessors (including any Policies naming Parent as an additional insured or loss payee) which relate to the ETrans Business, the GTrans Business, the Gen Business, the PG&E Business, the Newco Assets, the Newco Liabilities, or any Shared Liability, or current or past directors, officers, employees or agents of any of PG&E and its Subsidiaries.

         "Parent Replacement Options" has the meaning set forth in Section
          --------------------------
11.01(a) of the Master Separation Agreement.

         "Parent Retirement Plan" has the meaning set forth in Section 11.02(a)
          ----------------------
of the Master Separation Agreement.

         "Parent Stock Value" means the opening price, regular way, of Parent
          ------------------
Common Stock on the Spin-Off Date.

         "Party" has the meaning set forth in the recitals to the Master
          -----
Separation Agreement.

         "PC Bond Agreements" means those certain PC Bond Agreements dated as of
          ------------------
the Effective Date between PG&E and Gen, as the same may be amended from time to time.

         "Pending Litigation Claims" has the meaning set forth in the Plan.
          -------------------------

         "Person" means any natural person, corporation, business trust, joint
          ------
venture, association, company, partnership, limited liability company or other entity or any Governmental Authority.

         "PG&E" means Pacific Gas and Electric Company, a California
          ----
corporation.

         "PG&E Assets" means the Assets retained by PG&E after giving effect to
          -----------
the transfers and assignments of Assets contemplated by the Master Separation Agreement and the Ancillary Agreements.

         "PG&E Business" means the business to be owned and conducted by PG&E
          -------------
after giving effect to the transfers of Assets, and of the ETrans Business, the Gen Business and the GTrans Business as contemplated by the Master Separation Agreement and the Ancillary Agreements.

         "PG&E Claim" has the meaning set forth in Section 9.01(e) of the Master
          ----------
Separation Agreement.

         "PG&E Common Stock" means the common stock, par value $5.00 per share,
          -----------------
of PG&E.

         "PG&E Group" means PG&E and the Subsidiaries of PG&E after giving
          ----------
effect to the Separation and Spin-Off.

         "PG&E Indemnitees" means PG&E and the Subsidiaries of PG&E after giving
          ----------------
effect to the Separation and Spin-Off, their successors and permitted assigns, and each of the past, present and future directors, officers, employees and agents of the foregoing and each of the heirs, executors, successors and assigns of such directors, officers, employees and agents.

         "PG&E Liabilities" means all of the Liabilities of PG&E after giving
          ----------------
effect to the assumptions of Liabilities provided for in the Master Separation Agreement and the Ancillary Agreements, including specifically, the obligation of PG&E to satisfy all Allowed Claims under the Plan, except as otherwise provided in the Plan, the Master Separation Agreement and the Ancillary Agreements, but excluding the Shared Liabilities.

         "PG&E Life Insurance Trust" has the meaning set forth in Section
          -------------------------
11.05(a) of the Master Separation Agreement.

         "PG&E Management VEBA" has the meaning set forth in Section 11.04(a) of
          --------------------
the Master Separation Agreement.

         "PG&E Non-Management VEBA" has the meaning set forth in Section
          ------------------------
11.03(a) of the Master Separation Agreement.

         "PG&E Offering Materials" means collectively, any registration
          -----------------------
statement filed by PG&E with the SEC under the Securities Act, including any prospectus contained therein, any registration statement filed by PG&E with the SEC under the Exchange Act, any other documents, or materials filed by PG&E with the SEC and any documents and materials offering securities of PG&E not filed with the SEC as a result of an exemption from the Securities Act or otherwise, prepared or distributed in connection with the transactions contemplated by the Master Separation Agreement, the Ancillary Agreements or the Plan (including the Disclosure Statement), in each case including all amendments and supplements thereto, as well as any Information furnished in connection with any "road shows" or other presentations with respect thereto, but excluding the Information Statement.

         "PG&E Policies" means all Policies of PG&E, current or past, which are
          -------------
as of the Transfer Date, or at any time were, maintained by, on behalf of, or for the benefit or protection of PG&E or any of its Subsidiaries or any of its predecessors (including any Policies naming PG&E as an additional insured or loss payee) which relate to the ETrans Business, the GTrans Business, the Gen Business, the PG&E Business, the Newco Assets, the Newco Liabilities, or any Shared Liability or current or past directors, officers, employees or agents of PG&E and its Subsidiaries.

         "PG&E Replacement Options" has the meaning set forth in Section
          ------------------------
11.01(a) of the Master Separation Agreement.

         "PG&E Retained Gas Assets" has the meaning set forth in Section 2.02(a)
          ------------------------
of the GTrans Asset Transfer Agreement.

         "PG&E Retained Generation Assets" has the meaning set forth in Section
          -------------------------------
2.02(a) of the Gen Asset Transfer Agreement.

         "PG&E Retained Transmission Assets" has the meaning set forth in
          ---------------------------------
Section 2.02(a) of the ETrans Asset Transfer Agreement.

         "PG&E Retirement Plan" has the meaning set forth in Section 11.02(a) of
          --------------------
the Master Separation Agreement.

         "PG&E Stock Value" means the opening price, when issued, of PG&E Common
          ----------------
Stock on the Spin-Off Date.

         "Plan" means the Plan of Reorganization Under Chapter 11 of the
          ----
Bankruptcy Code for Pacific Gas and Electric Company, proposed by PG&E and Parent, and dated April 19, 2002, including the Plan Supplement and all exhibits, supplements, appendices and schedules thereto, either in the form filed or as the same may be altered, amended or modified from time to time.

         "Plan Supplement" has the meaning set forth in the Plan.
          ---------------

         "Policies" means insurance policies and insurance contracts of any kind
          --------
(other than life and benefits policies or contracts), including primary, excess and umbrella policies, commercial general liability policies, officers' liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance arrangements, together with the rights, benefits and privileges thereunder.

         "Policy 74302" has the meaning set forth in Section 11.05(a) of the
          ------------
Master Separation Agreement.

         "Privilege" has the meaning set forth in Section 7.08(a) of the Master
          ---------
Separation Agreement.

         "Privileged Information" means any book or record or other Information
          ----------------------
to which one or more Privileges applies.

         "PUHCA" means the Public Utilities Holding Company Act of 1935, as
          -----
amended from time to time, and the rules and regulations promulgated thereunder or any successor legislation, as applicable.

         "PX" means the California Power Exchange.
          --

         "Rate Recovery Litigation" means Pacific Gas & Electric Co. v. Loretta
          -------------------------       -------------------------------------
Lynch, et al., case no. C-00-4128-SBA in the United States District Court for
-------------
the Northern District of California, or any subsequent lawsuit or lawsuits raising the same claims.

         "Records Access Agreement" means the Records Access Agreement among
          ------------------------
Parent, PG&E, ETrans, GTrans and Gen, as the same may be amended from time to time.

         "Representatives" means, with respect to any Person, any of such
          ---------------
Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and other representatives.

         "Retained Asset" means each of the PG&E Retained Gas Assets, the PG&E
          --------------
Retained Generation Assets and the PG&E Retained Transmission Assets.

         "SEC" means the United States Securities and Exchange Commission, or
          ---
its regulatory successor, as applicable.

         "Securities Act" means the Securities Act of 1933, as amended from time
          --------------
to time and the rules and regulations promulgated thereunder, or any successor legislation, as applicable.

         "Securities Liabilities" means any Liabilities whatsoever that are
          ----------------------
assessed, imposed, awarded against, incurred or accrued by Parent or PG&E or their respective Affiliates arising out of, relating to or resulting from, in whole or in part, any Action, any potential or threatened Action or any Third Party Claim (or any potential or threatened Third Party Claim) by any Governmental Authority or any other Person that is based on any violations or alleged violations of the Securities Act, the Exchange Act, or any other securities or other similar Law, or on any alleged breach of duty by a Person in causing, permitting or failing to prevent such violation or alleged violation, other than such Liabilities as are subject to Sections 8.01(a), 8.02(a), 8.03(a), 8.04(a) and 8.06(a) of the Master Separation
Agreement.

         "Security Interest" means any mortgage, security interest, pledge,
          -----------------
lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         "Separation" means the separation effective as of the Effective Date of
          ----------
the existing businesses of PG&E pursuant to the terms of the Master Separation Agreement and the Ancillary Agreements.

         "Settlement and Stanislaus Commitments" has the meaning set forth in
          -------------------------------------
the Plan.

         "Shared Assets" means the Assets set forth on Schedule 8.14 to the
          -------------                                -------------
Master Separation Agreement.

         "Shared Liabilities" means the Liabilities set forth on Schedule 8.01
          ------------------                                     -------------
to the Master Separation Agreement.

         "Shared Privilege" has the meaning set forth in Section 7.08(b) of the
          ----------------
Master Separation Agreement.

         "Shared Services Assets" means the Assets set forth on Schedule
          ----------------------                                --------
3.01(a)(vii) to the Master Separation Agreement.
------------

         "Spin-Off" means the distribution by Parent of all of the shares of
          --------
PG&E Common Stock owned directly by Parent.

         "Spin-Off Date" means 11:59 p.m. on the date determined pursuant to
          -------------
Article IV of the Master Separation Agreement on which the Spin-Off occurs.

         "Subsidiary" means, with respect to any Person:
          ----------

         (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

         (ii) any non-corporate entity in which such Person or such Person and one or more of its Subsidiaries either (A) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (B) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a limited liability company or a trustee of a trust).

         "Tax" or "Taxes" means any income, gross income, gross receipts,
          ---      -----
profits, capital stock, franchise, withholding, payroll, social security, workers' compensation, unemployment, registration, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated, or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

         "Tax Matters Agreement" means the agreement to be entered into between
          ---------------------
Parent and PG&E to allocate certain tax liabilities between Parent and PG&E and to provide for certain other matters relating to taxes, as the same may be amended from time to time.

         "Tax Rate" means for any calendar year, the highest effective marginal
          --------
Income Tax rate applicable in such year to a regular corporation, taking into account the deductibility of State of California Income Tax for federal Income Tax purposes, assuming that the income of such corporation is entirely allocated and apportioned to California.

         "TES Assets" means the Assets set forth on Schedule 3.01(a)(viii) to
          ----------                                ----------------------
the Master Separation Agreement.

         "Third Party Claim" has the meaning set forth in Section 8.07(a) of the
          -----------------
Master Separation Agreement.

         "Tort Claims" has the meaning set forth in the Plan.
          -----------

         "Trademark and Service Mark License Agreement" means the Trademark and
          --------------------------------------------
Service Mark License Agreement dated as of the Effective Date between Parent and PG&E, as the same may be amended from time to time.

         "Trademark Assignment" means the Trademark Assignment dated as of the
          --------------------
Effective Date between Parent and PG&E.

         "Transferred Participants" has the meaning set forth in Section
          ------------------------
11.02(a)(ii) of the Master Separation Agreement.

         "Transfers" means, collectively, the transactions contemplated by
          ---------
Section 2.01 of the Master Separation Agreement.

         "Transfer Date" means the date upon which the Asset Transfer Agreements
          -------------
are executed.

         "Underallocated Party" has the meaning set forth in Section
          --------------------
9.05(d)(ii)(B) of the Master Separation Agreement.

         "Workers' Compensation Claims" has the meaning set forth in the Plan.
          ----------------------------